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                                                                      EXHIBIT 10

                     DATE OF LEASE EXECUTION: July 26, 2002

                                    ARTICLE I

                                 REFERENCE DATA

1.1     SUBJECTS REFERRED TO:

Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1:

LANDLORD:       John A. Pirovano, as Trustee of the CC&F Cambridge Parkway Trust
                under Declaration of Trust dated May 26, 1982, recorded with the Middlesex South Registry of Deeds in Book 14637, Page 527, and not individually

MANAGER: Finard & Company LLC, or such other manager appointed by Landlord from time to time

LANDLORD'S & MANAGER'S ADDRESS:

                John A. Pirovano, as Trustee of the CC&F Cambridge Parkway Trust c/o Cabot, Cabot & Forbes
                125 Summer Street
                Boston, MA 02110
                Facsimile Number: 617-603-4033
                Attention: Mr. Peter Sullivan

                Finard & Company LLC
                One Burlington Woods Drive
                Burlington, MA 01803
                Facsimile Number: 781-272-8408
                Attention: Mr. Robert Hayes

                with a copy to:

                Hale and Dorr LLP
                60 State Street
                Boston, MA 02109
                Facsimile Number: 617-526-5000
                Attention: William R. O'Reilly, Jr., Esq.

LANDLORD'S CONSTRUCTION REPRESENTATIVE:   Mr. Robert Hayes

TENANT:         Genzyme Corporation

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TENANT'S ADDRESS:

                Genzyme Corporation
                One Mountain Road
                P.O. Box 9322
                Framingham, MA 01701-9322
                Facsimile Number: 508-872-9080
                Attention: Evan Lebson

                With a copy to:

                Thomas G. Schnorr, Esq.
                Palmer & Dodge LLP
                111 Huntington Avenue at the Prudential
                Boston, Massachusetts 02199
                Facsimile Number: 617-227-4420

                and a copy to:

                Genzyme Corporation
                One Kendall Square
                Cambridge, Massachusetts 02139
                Facsimile Number: 617-252-7553
                Attention: Bob Hesslein and Jodie Vasily-Cioffi

TENANT'S CONSTRUCTION REPRESENTATIVE:

                Lou Cicchese
                Senior Project Manager
                Genzyme Corporation
                11 Pleasant Street Connector
                Framingham, Massachusetts 01701
                Facsimile Number:  508-661-1673

LOT: The land known and numbered as 55 Cambridge Parkway, Cambridge, MA, more particularly described on Exhibit A.

BUILDING:       The building known and numbered as 55 Cambridge Parkway,
                Cambridge, MA located on the Lot.

PREMISES:       The space located on the third, fourth, fifth and sixth floors
                (west) of the Building as shown on Exhibit A-1.

RENTABLE FLOOR
AREA OF THE PREMISES:

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                61,101 square feet, which the parties agree shall be conclusive for all purposes hereunder

TOTAL RENTABLE  275,968 square feet, which the parties agree shall be conclusive
FLOOR AREA OF   for all purposes hereunder.
THE BUILDING:

TENANT ACCESS DATE: The Date of Lease Execution

TERM COMMENCEMENT DATE:

                The earlier of (x) October 1, 2002 or (y) the date Tenant occupies any portion of the Premises for the conduct of business (provided that installation of Initial Tenant Improvements (hereafter defined), installation of furniture, fixtures, equipment and phone lines, and testing of computers and other equipment shall not constitute the conduct of business for the purposes of this Lease.)

LEASE YEAR:     The first Lease Year shall consist of any partial calendar month following the Term Commencement Date and the successive twelve
                (12) calendar months. Each successive Lease Year shall consist of each successive twelve (12) full calendar month period thereafter.

TERM: That period commencing on the Term Commencement Date and expiring on the 84th full calendar month thereafter, subject to extension as provided in Section 2.2.

ANNUAL BASE     Lease Years 1 and 2: $2,074,990 per annum; subject to the
RENT: reduction during the Reduced Rent Period pursuant to Section 4.1 hereof (i.e., $33.96 per square foot of Rentable Floor Area of the Premises per year).

                Lease Year 3:        $2,136,091 per annum (i.e., $34.96 per
                                     square foot of Rentable Floor Area of the Premises per year).

                Lease Years 4, 5, 6  $2,197,192 per annum (i.e., $35.96 per and 7: square foot of Rentable Floor Area of the Premises per year).

OPERATING COST BASE:                 All Landlord's Operating Costs for calendar
                                     year 2002, calculated in the manner
                                     provided for in Section 4.2.1, including without limitation the penultimate sentence thereof.

REAL ESTATE TAX BASE:                All Real Estate Taxes attributable to
                                     calendar year 2002, calculated in the
                                     manner provided for in Section 4.2.2,
                                     including without limitation the final
                                     sentence thereof.

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TENANT'S PRO RATA SHARE:             The percentage equivalent of a fraction,
                                     the numerator of which is the Rentable
                                     Floor Area of the Premises and the
                                     denominator of which is the Rentable Floor
                                     Area of the Building. As of the Term
                                     Commencement Date, Tenant's Pro Rata Share is 22.14%.

TENANT IMPROVEMENT                   $2,138,535
ALLOWANCE:

PERMITTED USE:                       Office use and the following accessory uses
                                     to office use: (i) computer room, (ii)
                                     kitchenette and vending machine room, and
                                     (iii) any other lawful uses accessory to office use which are consistent with the use and operation of the Building and approved by Landlord in writing, such approval not to be unreasonably withheld or delayed.

COMMERCIAL GENERAL LIABILITY INSURANCE:

        $3,000,000 combined single limit per occurrence; $3,000,000 annual aggregate.

BROKERS:        Meredith & Grew, Inc. and Trammell Crow Company

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1.2     EXHIBITS.

The exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as part of this Lease:

         EXHIBIT A      Description of Lot

         EXHIBIT A-1    Plan showing Premises

         EXHIBIT A-2    Plan showing First Floor East Expansion Space and Plan
                        showing Third Floor East Expansion Space

         EXHIBIT A-3    Plan showing Eighth Floor East Expansion Space

         EXHIBIT B      Landlord's Common Area Work

         EXHIBIT C      Rules and Regulations.

         EXHIBIT D      Form of Notice of Commencement Date

         EXHIBIT E      Form of Tenant Estoppel Certificate

         EXHIBIT F      Preliminary description of Initial Tenant Improvements

         EXHIBIT G      Construction Rules and Regulations

         EXHIBIT H      Minimum Tenant Improvement Standards

         EXHIBIT I      Cleaning Specifications

         EXHIBIT J      Stacking Plan

         EXHIBIT K      Form of SNDA

         EXHIBIT L      Intentionally Omitted

         EXHIBIT M      List of Initially Approved Contractors

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1.3     TABLE OF CONTENTS

                                                                                                           PAGE
Article I      REFERENCE DATA.................................................................................1
        1.1     SUBJECTS REFERRED TO..........................................................................1
        1.2     EXHIBITS......................................................................................5
        1.3     TABLE OF CONTENTS.............................................................................6
Article II     PREMISES AND TERM..............................................................................8
        2.1     DESCRIPTION OF PREMISES.......................................................................8
        2.2     TERM..........................................................................................9
        2.3     EXTENSION OPTIONS.............................................................................9
        2.4     THIRD FLOOR EAST EXPANSION OPTION............................................................13
        2.5     EIGHTH FLOOR EAST EXPANSION OPTION...........................................................16
        2.6     RIGHT OF FIRST OFFER.........................................................................18
Article III    CONSTRUCTION..................................................................................23
        3.1     DELIVERY OF PREMISES.........................................................................23
        3.2     PREPARATION OF PREMISES BY TENANT............................................................23
        3.3     GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION................................................24
        3.4     CONSTRUCTION REPRESENTATIVES.................................................................25
        3.5     ALTERATIONS AND ADDITIONS....................................................................25
Article IV     RENT..........................................................................................29
        4.1     RENT.........................................................................................29
        4.2     OPERATING COSTS AND REAL ESTATE TAXES........................................................29
                4.2.1  Landlord's Operating Costs............................................................29
                4.2.2  Real Estate Taxes.....................................................................31
                4.2.3  Tenant's Pro Rata Share of Operating Costs and Real Estate Taxes......................32
                4.2.4  Landlord's Estimates at End of Term...................................................32
                4.2.5  Tenant's Audit Rights.................................................................32
        4.3     ESTIMATED PREMISES EXPENSE PAYMENTS..........................................................33
        4.4     ELECTRICITY..................................................................................33
        4.5     CHANGE OF FISCAL YEAR........................................................................34
        4.6     PAYMENTS.....................................................................................34
Article V      LANDLORD'S COVENANTS..........................................................................34
        5.1     LANDLORD'S COVENANTS DURING THE TERM.........................................................34
                5.1.1  Building Services.....................................................................34
                5.1.2  Additional Building Services..........................................................35
                5.1.3  Repairs...............................................................................35
                5.1.4  Tenant Directory and Exterior Signage.................................................35
                5.1.5  Quiet Enjoyment.......................................................................36
        5.2     INTERRUPTIONS................................................................................37
Article VI     TENANT'S COVENANTS............................................................................38
        6.1     TENANT'S COVENANTS DURING THE TERM...........................................................38
                6.1.1  Tenant's Payments.....................................................................38
                6.1.2  Repairs and Yielding Up...............................................................38
                6.1.3  Occupancy and Use.....................................................................38
                6.1.4  Rules and Regulations.................................................................39
                6.1.5  Safety Appliances.....................................................................39
                6.1.6  Assignment and Subletting.............................................................40

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
                6.1.7  Indemnity.............................................................................43
                6.1.8  Tenant's Insurance....................................................................43
                6.1.9  Tenant's Worker's Compensation Insurance..............................................44
                6.1.10 Landlord's Right of Entry.............................................................44
                6.1.11 Loading...............................................................................44
                6.1.12 Landlord's Costs......................................................................45
                6.1.13 Tenant's Property.....................................................................45
                6.1.14 Labor or Materialmen's Liens..........................................................45
                6.1.15 Changes or Additions..................................................................45
                6.1.16 Holdover..............................................................................45
                6.1.17 Security..............................................................................46
                6.1.18 Financial Statements..................................................................46
Article VII    CASUALTY AND TAKING...........................................................................46
        7.1     CASUALTY AND TAKING..........................................................................46
        7.2     RESERVATION OF AWARD.........................................................................48
Article VIII   RIGHTS OF MORTGAGEE AND GROUND LESSOR.........................................................48
        8.1     PRIORITY OF LEASE............................................................................48
        8.2     Rights of Mortgagee and Ground Lessor to Cure................................................49
Article IX     DEFAULT.......................................................................................49
        9.1     EVENTS OF DEFAULT............................................................................49
        9.2     TENANT'S OBLIGATIONS AFTER TERMINATION.......................................................50
Article X      MISCELLANEOUS.................................................................................51
        10.1    NOTICE OF LEASE..............................................................................51
        10.2    NOTICES FROM ONE PARTY TO THE OTHER..........................................................51
        10.3    BIND AND INURE...............................................................................52
        10.4    LIMITATION ON LIABILITY......................................................................52
                10.4.1 ......................................................................................52
                10.4.2 ......................................................................................52
                10.4.3 ......................................................................................52
                10.4.4 ......................................................................................52
                10.4.5 ......................................................................................52
                10.4.6 ......................................................................................52
        10.5    NO SURRENDER.................................................................................52
        10.6    NO WAIVER, ETC...............................................................................53
        10.7    NO ACCORD AND SATISFACTION...................................................................53
        10.8    CUMULATIVE REMEDIES..........................................................................53
        10.9    LANDLORD'S RIGHT TO CURE.....................................................................54
        10.10   ESTOPPEL CERTIFICATE.........................................................................54
        10.11   ACTS OF GOD..................................................................................54
        10.12   BROKERAGE....................................................................................55
        10.13   SUBMISSION NOT AN OFFER......................................................................55
        10.14   APPLICABLE LAW AND CONSTRUCTION..............................................................55
        10.15   AUTHORITY OF TENANT..........................................................................56
        10.16   CONFIDENTIALITY..............................................................................57
        10.17   LANDLORD'S FEES; ENFORCEMENT COSTS...........................................................57
        10.18   WAIVER OF SUBROGATION........................................................................57

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                                   ARTICLE II

                                PREMISES AND TERM

2.1     DESCRIPTION OF PREMISES.

Subject to and with the benefit of the provisions of this Lease, Landlord hereby leases to Tenant, and Tenant leases from Landlord, the Premises, excluding common facilities and building service fixtures and equipment located therein and serving the Premises exclusively or in common other parts of the Building.

Throughout the Term, Tenant shall have, as appurtenant to the Premises, the right to use in common with others entitled thereto: (a) the common facilities included in the Building or on or appurtenant to the Lot, including, without limitation, the right to use the existing emergency stairs for routine daily floor-to-floor access between floors 3-6 west, (b) the right to continuously use 86 underground parking spaces on a nonexclusive basis within the parking facilities provided by Landlord for the Building ("Parking Spaces"), and Tenant shall pay for each such space, throughout the Term as additional rent the Monthly Parking Charge (hereafter defined), such amount to be paid at the same time and in the same manner as Annual Base Rent, and (c) the building service fixtures and equipment serving the Premises. Tenant shall not assign its rights to the Parking Spaces or any interest therein, or sublease or otherwise allow the use of all or any part of the Parking Spaces to or by any other person (other than together with a Transfer in compliance with the provisions of Section 6.1.6), except with Landlord's prior written consent, which may be withheld or conditioned in Landlord's sole discretion.

The Monthly Parking Charge shall be the fair market rate from time to time for structured parking spaces in Class A office buildings the vicinity of the Building, as reasonably determined in good faith by Landlord, which the parties agree shall be $200 per month for calendar year 2002. The Monthly Parking Charge may be altered from time to time but in no event more than once a year, by written notice given to Tenant at least fifteen days prior to the beginning of any calendar month.

Landlord reserves the right from time to time, without unreasonable interference with Tenant's use, and with reasonable, prior written notice to Tenant (except that in the case of emergency such notice requirement will be deemed satisfied if Landlord uses commercially reasonable efforts in light of the nature of the emergency to place a telephone call to the following telephone numbers:
617-562-4555 and 617-560-6834 prior to such entry (and speak with or leave a message for Tenant)) (i) to install, repair, replace, use, maintain and relocate for service to the Premises and to other parts of the Building, or either, building service fixtures and equipment wherever located in the Building or on the Lot (provided that to the extent practicable any such fixture and equipment shall be placed above the finished ceiling, within columns, inside demising walls, beneath the floor slab or otherwise not visible within the Premises), and
(ii) to alter or relocate any common facilities (provided that any altered or relocated common facilities shall be of substantially the same quality and convenience as the facilities being altered or relocated). Without limiting the foregoing, Parking Spaces may be temporarily relocated from time to time by Landlord with reasonable, prior written notice to Tenant (except that no prior

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notice is required in the case of emergency) to a location within reasonable walking distance of the Building in the event of emergencies or (after reasonable notice) in the event of required repairs or maintenance work. Landlord also reserves the right at all reasonable times upon reasonable advance notice (except that in the case of emergency such notice requirement will be deemed satisfied if Landlord uses commercially reasonable efforts in light of the nature of the emergency to place a telephone call to the following telephone numbers: 617-562-4555 and 617-560-6834 prior to such entry and speak with or leave a message for Tenant) to enter upon the Premises, inspect the same and in Landlord's discretion to make repairs, alterations or substitutions for the protection and maintenance of the Building. Landlord further reserves the right upon at least one (1) business day's prior notice to show the Premises to others. In exercising any of its rights under this Section, Landlord shall not unreasonably obstruct Tenant's access to or egress from the Premises, Landlord shall use reasonable efforts to perform or cause such work to be performed in such manner as to minimize any disruption to Tenant's use and occupancy of the Premises and to minimize any disruption to Tenant's business (provided the forgoing shall not be interpreted so as to require Landlord to incur overtime or similar costs).

2.2     TERM.

To have and to hold for a period (the "Term") commencing on the Term Commencement Date (as defined in Section 1.1 hereof) and continuing for the Term, unless sooner terminated as provided herein. Notwithstanding the fact that the Term shall not commence until the Term Commencement Date, from and after the Tenant Access Date, Tenant shall have access to the Premises for the purposes of constructing the Initial Tenant Improvements and installing furniture, fixtures and equipment, and Tenant shall comply with all of the terms, provisions and conditions of this Lease, other than the obligation to pay Annual Base Rent and Rent on account of Landlord's Operating Costs and Real Estate Taxes (as defined in Article IV).

Upon Landlord's written request, Tenant will execute a certificate acknowledging the Term Commencement Date and the obligation of Tenant to pay Rent hereunder, promptly upon the occurrence of the Term Commencement Date, and in no event later than ten (10) business days following receipt of Landlord's proper request for such certificate.

2.3     EXTENSION OPTIONS.

                (a)     Tenant shall have the option to extend the Term for two
 (2) additional periods of five (5) years (each an "Extension Term") commencing upon the expiration of the original Term referred to in Section 2.2 (the "Original Term") or the preceding Extension Term, as applicable, provided that Tenant shall give Landlord written notice of Tenant's irrevocable exercise of such option at least three hundred sixty-five (365) days prior to the expiration of the then existing Term, and provided further that at both the time of the giving such notice and at the time of the commencement of the applicable Extension Term: (a) the Lease is in full force and effect, (b) Tenant is not in default beyond any applicable grace or cure period in the performance or observance of any of the terms and provisions of this Lease on the part of the Tenant to be performed or observed, and (c) Tenant has neither assigned the Lease nor sublet more than 25% of the rentable square feet of the Premises (other than a Permitted Transfer (as defined below) and subleases which have expired or terminated as of the date Tenant exercises its extension option) (the foregoing clauses (a) - (b) being collectively referred to as the "Article

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II Conditions"). Prior to the exercise by Tenant of such an option, the expression "Term" shall mean the Original Term, and after the exercise by Tenant of each option, the expression "Term" shall mean the Original Term as it has been extended by the Extension Term. All the terms, covenants, conditions, provisions and agreements in the Lease contained shall be applicable to each Extension Term, except that (i) Landlord shall not be obligated to undertake any Landlord Work or leasehold improvements or otherwise prepare the Premises for Tenant or provide any tenant improvement allowance to Tenant, (ii) the Annual Base Rent shall be as set forth below, and (iii) in no event shall Tenant have the right to extend the Term for more than two (2) Extension Terms. If Tenant shall give notice of its exercise of an option to extend in the manner and within the time period provided aforesaid, the Term shall be extended upon the giving of such notice without the requirement of any further action on the part of either Landlord or Tenant, except that the Term shall not be so extended if Tenant timely makes the election set forth in Section 2.3(c)(A) below. If Tenant shall fail to give timely notice of the exercise of any such option as aforesaid, Tenant shall have no right to extend the Term of this Lease, time being of the essence of the foregoing provisions.

                (b) The Annual Base Rent payable during each Extension Term shall be the amount which is the greater of (i) the Annual Base Rent in effect for the Lease Year immediately preceding the commencement of the Extension Term or (ii) the Fair Market Rent for the Premises, as defined below and as determined below, as of the commencement of the applicable Extension Term. If for any reason the Annual Base Rent payable during the applicable Extension Term has not been determined as of the commencement of the Extension Term, until the Annual Base Rent for the Extension Term is determined Tenant shall pay Annual Base Rent at a rate equal to the average of the Fair Market Rent specified by Landlord's Appraiser pursuant to subparagraph (d) below and the Fair Market Rent specified by Tenant's Appraiser pursuant to subparagraph (d) below, or at the rate specified by either of such Appraisers if the other has not so specified a Fair Market Rent by the date it is required to do so, but in no event less than Annual Base Rent payable during the immediately preceding Lease Year. Within ten
(10) days after determination of the Annual Base Rent in accordance with the provisions hereof, an appropriate adjustment, if any, shall be made between Landlord and Tenant.

For purposes hereof, the "Fair Market Rent" shall mean ninety-five percent (95%) of the fair market rent for Class A office use of the Premises, free and clear of this Lease, as of the commencement of the applicable Extension Term under market conditions then existing, taking into account all relevant factors and considerations for a market lease transaction, including Tenant's Pro Rata Share of Operating Costs (as defined in Section 4.2.3 below), Tenant's Pro Rata Share of Real Estate Taxes (as defined in Section 4.2.3 below), the base year for the Operating Costs and the Real Estate Taxes (which shall be reset to a base year of calendar year 2009 for the first Extension Term and a base year of calendar year 2014 for the second Extension Term), and the then current market rental rates for leases of comparable space in comparable buildings in the East Cambridge/Kendall Square area to new tenants. Fair Market Rent shall be determined pursuant to the following provisions:

                (c) Landlord shall give Tenant notice of its determination of the Fair Market Rent for the Premises for the applicable period by the later of (i) three hundred thirty-five (335) days prior to the commencement of the Extension Term, or (ii) 60 days after Tenant notifies

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Landlord of its election to exercise an extension option. If Tenant disagrees with Landlord's determination of the Fair Market Rent, Tenant may, in its sole discretion, elect, by notice given to Landlord within thirty (30) days after Landlord's notice of the Fair Market Rent is given ("Tenant's Rent Notice"), either to (A) revoke Tenant's exercise of its option to extend in which case this Lease shall terminate on the scheduled expiration date of the then current Term in accordance with the terms hereof, or (B) have the Fair Market Rent determined by the appraisal process (the "Appraisal Process") set forth in subparagraph (d) below, in which case Tenant's Rent Notice shall include the name of Tenant's Appraiser (defined in subparagraph (d) below). The Fair Market Rent determination pursuant to Section 2.3 shall be binding on both Landlord and Tenant. If Tenant does not give a Tenant's Rent Notice within such thirty (30) day period, Tenant shall be deemed to have agreed with Landlord's determination of the Fair Market Rent for the applicable Extension Term, which determination shall be binding on both Landlord and Tenant, and to have waived any right to elect either of the options set forth at clauses (A) and (B) above. If Tenant gives a Tenant's Rent Notice within such thirty (30) day period but such notice does not expressly make the election set forth in Section 2.3(c)(A), Tenant shall have waived any right to revoke its exercise of its option to extend and the Term shall remain extended for the applicable Extension Term.

                (d) If Tenant shall timely give a Tenant's Rent Notice making the election set forth in Section 2.3(c)(B), the following procedures shall apply to such determination of Fair Market Rent:

                        (1) Within fourteen (14) days of Tenant's Rent Notice, Landlord will choose one Appraiser. "Appraiser" shall mean a disinterested real estate professional of recognized competence in the greater Boston area who has at least ten (10) years experience in the leasing or appraising of properties in the Cambridge, MA area. If the two Appraisers are appointed by the parties as stated in this Section, such Appraisers shall meet promptly and attempt to set the Fair Market Rent. If such Appraisers are unable to agree on the Fair Market Rent within thirty (30) days after appointment of the second Appraiser, then within five (5) days after the expiration of such thirty day period, on a date selected by the Appraisers, both of the Appraisers and a representative of Landlord and a representative of Tenant shall meet at the offices of Landlord in Boston, Massachusetts. At such meeting, each of the Appraisers shall set forth his or her determination of the Fair Market Rent in a separate writing executed by such Appraiser, and then simultaneously Landlord's Appraiser shall deliver its written determination to Tenant's representative and Tenant's Appraiser shall deliver its determination to Landlord's representative. If the higher of the Appraisers' determinations is 105% or less of the amount set forth in the lower determination, the average of the two determinations shall be the Fair Market Rent. In the event the higher of the two determinations is more than 105% of the amount set forth in the lower determination, the two Appraisers shall within ten (10) days after the expiration of such 30-day period, appoint a third Appraiser satisfying the above qualifications. If the two Appraisers cannot agree on a third Appraiser, they shall immediately apply to the President of the Greater Boston Real Estate Board or, if the same refuses to act, to a court of competent jurisdiction, to select a third Appraiser satisfying the above qualifications. The third Appraiser, however selected, shall not have acted previously in any capacity for either Landlord or Tenant. If either Landlord or Tenant fails to appoint an Appraiser within the allotted time, and such

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        failure continues for ten (10) business days after written notice given to the failing party, the single Appraiser who has been appointed shall determine the Fair Market Rent for the applicable Extension Period. Each party shall bear the costs of its own Appraiser and one-half of the cost of the third Appraiser.

                        (2) The third Appraiser shall conduct his own investigation of the Fair Market Rent, shall consider relevant information supplied to him by Landlord or Tenant, and shall be instructed not to advise either party of his determination of the Fair Market Rent except as follows: When the third Appraiser has made his determination, which shall occur within thirty (30) days after the selection of the third Appraiser, he shall set forth his determination in writing and deliver copies to the parties set forth in this Lease to receive notices.

                If the value determined by the third Appraiser is the average of the values proposed by Landlord's Appraiser and Tenant's Appraiser, the third Appraiser's determination of Fair Market Rent shall be the Fair Market Rent. If such is not the case, Fair Market Rent shall be the average of (a) the Fair Market Rent proposed by the third Appraiser and
        (b) the Fair Market Rent proposed by either Landlord's Appraiser or Tenant's Appraiser, whichever is closest to the determination of Fair Market Rent by the third Appraiser.

2.4     THIRD FLOOR EAST EXPANSION OPTION

Provided that at the time Tenant exercises its expansion right under this
Section 2.4 the Article II Conditions are satisfied, Tenant shall have the option (the "Third Floor East Expansion Option") exercisable by written notice given no later than March 31, 2003 (the "Third Floor East Expansion Option Notice") to add to the Premises the space located on the third floor (east) of the Building as shown on Exhibit A-2, which the parties conclusively agree contains 15,969 square feet of rentable floor area (the "Third Floor East Expansion Space"). All of the terms and conditions of this Lease shall apply to such Third Floor East Expansion Space, except as provided in this Section 2.4. The date on which the Third Floor East Expansion Space shall be added to the Premises shall be five (5) business days after the effective delivery of the Third Floor East Expansion Option Notice; provided that Tenant's obligation to pay Annual Base Rent and Rent on Account of Landlord's Operating Costs and Real Estate Taxes on account of the Third Floor East Expansion Space shall not commence until the "Third Floor East Expansion Space Rent Commencement Date" as defined in the next sentence. The date on which Tenant shall be obligated to pay Annual Base Rent and Rent on account of Landlord's Operating Costs and Real Estate Taxes on account of the Third Floor East Expansion Space shall be the earlier of (x) April 1, 2003 and (y) 90 days after effective delivery of the Third Floor East Expansion Option Notice (the "Third Floor East Expansion Space Rent Commencement Date"), on the same terms applicable to the original Premises described in Section 1.1, with Annual Base Rent at the same per square foot rates then applicable to the original Premises described in Section 1.1, and as increased, as applicable, so that at all times the per square foot rate applicable to the Third Floor East Expansion Space shall be the same as the per square foot rate then applicable to the remainder of the Premises. By way of clarification, during Lease Years 1 and 2 the applicable square foot rate for the Annual Base Rent is $33.96, during Lease Year 3 it is $34.96 and during Lease Years 4, 5, 6 and 7 it is $35.96, in each case per square foot of rentable floor area per year (i.e., $542,307, $558,276 and $574,245 per annum, respectively, for the Third Floor East Expansion Space), and the Operating Cost Base and Real Estate Tax Base will likewise remain those set forth in Section 1.1.

Landlord will provide Tenant with an allowance in the amount of $558,915 (the "Third Floor East Tenant Allowance") to be used for any initial tenant improvements to be constructed by or for Tenant in the Third Floor East Expansion Space. Such improvements shall be made in the manner and subject to the procedure set forth in Section 3.2 for the construction of the Initial Tenant Improvements and the Third Floor East Tenant Allowance shall be disbursed in accordance with and subject to the procedure and conditions set forth in
Section 3.2 for the disbursement of the Tenant Improvement Allowance, it being understood that, (i) as applied to the Third Floor East Expansion Space, references in Section 3.2 to the Initial Tenant Improvements shall be deemed to mean references to a general office build out of the Third Floor East Expansion Space pursuant to and plans specifications approved by Landlord pursuant to
Section 3.5, (ii) references in Section 3.2 to the Premises shall be deemed to mean references to the Third Floor East Expansion Space, (iii) references in
Section 3.2 to the Tenant Improvement Allowance shall be deemed to mean references to the Third Floor East Tenant Allowance, and (iv) the full amount of the Third Floor East Tenant Allowance must be properly requisitioned as specifically provided for in Section 3.2 within one year of the Third Floor East Rent Commencement Date.

Landlord hereby represents and warrants that Landlord has not granted and will not grant a lease, option, right to first offer, right to first refusal or any other right to occupy the Third Floor East Expansion Space.

Landlord shall deliver the Third Floor East Expansion Space in its "as is," "where is" condition, without representation, warranty or guaranty, express or implied.

As of the Third Floor East Rent Commencement Date, the number of Parking Spaces shall be increased in number by 22, and the Tenant's Pro Rata Share shall be recalculated to be a percentage, to the second decimal point, representing the percentage equivalent of a fraction, the numerator of which is the Rentable Floor Area of the Premises and the denominator of which is the Rentable Floor Area of the Building.

Upon the addition of the Third Floor East Expansion Space to the Premises, all references to the "Premises" in this Lease shall be deemed to mean and include reference to the Third Floor East Expansion Space and, by way of example, any Extension Option thereafter arising shall apply to the entire Premises so defined, and not to any lesser portion thereof.

Landlord's failure to deliver and any delay in delivering the Third Floor East Expansion Space for any reason beyond Landlord's control shall not give rise to any liability of Landlord hereunder, and shall not affect the full force and validity of this Lease

2.4A    FIRST FLOOR EAST EXPANSION OPTION

This Section 2.4A shall be applicable if and only if Tenant timely and validly exercises the Third Floor East Expansion Option set forth in Section 2.4; in all other cases, this Section 2.4A shall be null and void and have no force or effect.

Provided Tenant has timely and validly exercised the Third Floor East Expansion Option as set forth in Section 2.4, then at least three hundred sixty-five (365) days prior to the Estimated Delivery Date (as hereinafter defined) for the First Floor East Expansion Space, Landlord shall provide Tenant with written notice (the "First Floor East Notice") of the Estimated Delivery Date. The "Estimated Delivery Date" shall be the date specified as such by Landlord in the First Floor East Notice, which date shall be no earlier than the first day of the 37th full calendar month of the Term and no later than the first day of the 61st full calendar month of the Term, on which Landlord believes it can deliver to Tenant the First Floor East Expansion Space, which the parties unconditionally agree consists of 8,986 rentable square feet, shown on the plan attached hereto as Exhibit A-2. Provided that at the time Tenant exercises its expansion right under this Section 2.4A the Article II Conditions are satisfied, Tenant has neither assigned the Lease nor sublet more than 25% of the Premises (other than a Permitted Transfer and subleases which have expired or terminated as of the date Tenant exercises its extension option), and Tenant has timely and validly exercised the Third Floor East Expansion Option, then Tenant shall have the option (the "First Floor East Expansion Option") exercisable by written notice given to Landlord within thirty (30) days of the First Floor East Notice (the "First Floor East Expansion Option Notice") to add to the Premises the First Floor East Expansion Space. All of the terms and conditions of this Lease shall apply to such First Floor East Expansion Space, except as provided in this
Section 2.4A. The date on which the First Floor East Expansion Space shall be added to the Premises and the date on which Tenant shall be obligated to pay rent on account of the First Floor East Expansion Space shall be the earlier of
(A) the later of (x) the Estimated Delivery Date and (y) the date on which Landlord delivers the First Floor East Expansion Space free and clear of occupants or (B) the date Tenant occupies any portion of the First Floor East Expansion Space for the conduct of its business (the "First Floor East Expansion Space Commencement Date"). Tenant shall be obligated to pay rent for the First Floor East Expansion Space on the same terms applicable to the original Premises described in Section 1.1, with Annual Base Rent at the same per square foot rates then applicable to the original Premises described in Section 1.1, and as increased, as applicable, so that at all times the per square foot rate applicable to the First Floor East Expansion Space shall be the same as the per square foot rate then applicable to the remainder of the Premises. By way of clarification, during Lease Years 4, 5 and 6 the applicable square foot rate for the Annual Base Rent is $35.96 per square foot of rentable floor area per year (i.e., $323,137 per annum for the First Floor East Expansion Space), and the Operating Cost Base and Real Estate Tax Base will likewise remain those set forth in Section 1.1.

Landlord will provide Tenant with an allowance in the amount of the First Floor East Tenant Improvement Allowance Amount (hereinafter defined) to be used for any initial tenant improvements constructed by or for Tenant in the First Floor East Expansion Space. Such improvements shall be made in the manner and subject to the procedure set forth in Section 3.2 for the construction of the Initial Tenant Improvements and the allowance shall be disbursed in accordance with and subject to the procedure and conditions set forth in Section 3.2 for the disbursement of the Tenant Improvement Allowance, it being understood that (i) as applied to the First Floor East Expansion Space, references in Section 3.2 to the Initial Tenant Improvements shall be deemed to mean references to a general office build out of the First Floor

East Expansion Space pursuant to plans and specifications approved by Landlord Pursuant to Section 3.5 (ii) references in Section 3.2 to the Premises shall be deemed to mean references to the First Floor East Expansion Space, (iii) references in Section 3.2 to the Tenant Improvement Allowance shall be deemed to mean references to the First Floor East Tenant Improvement Allowance, and (iv) the full amount of the First Floor East Tenant Improvement Allowance must be properly requisitioned within one year of the First Floor East Expansion Space Commence Date as specifically provided for in Section 3.2. The "First Floor East Tenant Improvement Allowance" shall be an amount equal to the product of (A) 8,986, being the number of rentable square feet of floor area in the First Floor East Expansion Space, multiplied by (B) a number which is the product of $35 multiplied by a fraction, the numerator of which is the number of months remaining in the Term at the time of the First Floor East Expansion Space Commencement Date and the denominator of which is 84.

Landlord hereby represents and warrants that Landlord has not granted and will not grant a lease, option, right of first offer, right of first refusal or any other right to occupy the First Floor East Expansion Space which is prior to Tenant's rights hereunder. It is agreed that Landlord shall have the right to lease the First Floor East Expansion Space to others for occupancy prior to the Estimated Delivery Date, provided that the initial term of any such lease expires before the Estimated Delivery Date and any extension rights are conditioned on Tenant not exercising its First Floor East Expansion Option.

Landlord shall deliver the First Floor East Expansion Space in its "As Is" "Where Is" condition, without representation, warranty or guaranty, express or implied.

As of the First Floor East Commencement Date, the number of parking spaces shall be increased in number by 12, and the Tenant's Pro Rata Share shall be recalculated to be a percentage, to the second decimal point, representing the percentage equivalent of a fraction, the numerator of which is the Rentable Floor Area of the Premises and the denominator of which is the Rentable Floor Area of the Building.

Otherwise, upon the addition of the First Floor East Expansion Space to the Premises, all references in this Lease to the "Premises" shall be deemed to mean and include references to the First Floor East Expansion Space, and, by way of example, any Extension Option thereafter arising shall apply to the entire Premises so defined, and not to any lesser portion thereof.

Landlord's failure to deliver and any delay in delivering the First Floor East Expansion Space for any reason beyond Landlord's control (including, without limitation, the continued occupancy of any such space by a prior occupant thereof or the holding over by any tenant whose lease has expired or been terminated) shall not give rise to any liability of Landlord hereunder, and shall not effect the full force and validity of this Lease. Landlord, in the case of any occupant who holds over for more than thirty (30) days, agrees to prosecute with due diligence appropriate legal proceedings for the removal of such occupant, and in all other cases agrees to use reasonable and diligent efforts to make such space available to Tenant. Notwithstanding the foregoing, in the event that Tenant has validly and timely exercised the First Floor East Expansion Option, and Landlord fails to deliver to Tenant the First Floor East Expansion Space by the Estimated Delivery Date, and such failure continues for one (1) month, Landlord shall reimburse Tenant for Tenant's actual Third Party out-of-pocket architectural and engineering costs directly caused by Landlord's failure to timely deliver the First Floor East Expansion Space, up to a maximum aggregate reimbursement for the First Floor East Expansion Space of $26,958 (i.e. $3.00 per square foot of rentable floor area). Further, in the event that Tenant has validly and timely exercised the First Floor East Expansion Option, and Landlord fails to deliver to Tenant the First Floor East Expansion Space by the Estimated Delivery Date, and such failure continues for one hundred five (105) days, then Tenant shall have the right, exercisable in its sole discretion, to revoke and rescind its First Floor East Expansion Option Notice by giving written notice to Landlord within the first ten (10) business days following the expiration of such period, provided that such notice shall have no force or effect and the First Floor East Expansion Option Notice shall not be revoked or rescinded if Landlord delivers the First Floor East Expansion Space within 30 days followings its receipt of such notice. The reimbursement and termination rights specifically set forth herein shall be Tenant's sole and exclusive remedy in the event Landlord fails to timely deliver the First Floor East Expansion Space.

The parties acknowledge that Landlord has the right to, and intends to, initially lease the First Floor East Expansion Space to one or more other tenants for occupancy prior to the period during which Tenant has the option to occupy the First Floor East Expansion Space pursuant to the foregoing provisions. If Landlord leases the space to more than one tenant, Landlord shall use reasonable efforts to have the various leases be coterminous and, in any event, Landlord shall use reasonable efforts to have the Estimated Delivery Date occur early during the time period during which the same is permitted to occur as set forth above; provided, however, that except as expressly set forth herein otherwise, in no event will Landlord be restricted in the terms or conditions upon which it is entitled to lease the First Floor East Expansion Space as set forth in this paragraph, including, without limitation, with respect to the term thereof. In the event Landlord leases the First Floor East Expansion Space to more than one tenant and the leases are not coterminous, or Landlord only leases a portion of the First Floor East Expansion Space, then Landlord may deliver separate First Floor East Notices for different portions of the First Floor East Expansion Space, and such notice(s) may set forth different Estimated Delivery Dates for different portions of the First Floor East Expansion Space. In the event this occurs, the provisions of this Section 2.4A shall apply separately to each such portion of the First Floor East Expansion Space and each such Estimated Delivery Date, with appropriate prorations (including without limitation with respect to tenant improvement allowances and parking spaces) made on a square foot basis.

If Tenant fails to timely give a First Floor East Expansion Option Notice within thirty (30) days following a First Floor East Notice, Tenant shall be deemed to have waived its option rights hereunder with respect to the space offered in the First Floor East Notice. If Tenant waives or is deemed to have waived its option rights with respect to the space offered in a First Floor East Notice, Tenant shall have no further right or option with respect to such space and the provisions of this Section 2.4A shall no longer be applicable thereto. Tenant shall have no right to give a First Floor East Expansion Option Notice with respect to a portion, but less than all, of the space offered in a First Floor East Notice.

2.5     EIGHTH FLOOR EAST EXPANSION OPTION

Provided that at the time Tenant exercises its expansion right under this
Section 2.5 the Article II Conditions are satisfied and Tenant has neither assigned the Lease or sublet more than 25% of the Premises (other than Permitted Transfer), Tenant shall have the option (the "Eighth Floor East Expansion Option") exercisable by written notice given no later than October 1, 2006 (the "Eighth Floor East Expansion Option Notice") to add to the Premises the space located on the eighth floor (east) of the Building shown on Exhibit A-3, which the parties conclusively agree contains 20,622 square feet of rentable floor area. All of the terms and conditions of this Lease shall apply to such Eighth Floor East Expansion Space, except as provided in this Section 2.5. The date on which the Eighth Floor East Expansion Space shall be added to the Premises, and the date on which Tenant shall be obligated to pay Rent on account of the Eighth Floor East Expansion Space shall be the earlier of (A) the later of (x) July 1, 2007 and (y) the date on which Landlord delivers the Eighth Floor Expansion Space free and clear of any occupants and
(B) the date Tenant occupies any portion of the Eighth Floor East Expansion Space for the conduct of its business (the "Eighth Floor East Expansion Space Commencement Date"). Tenant shall be obligated to pay Rent on account of the Eighth Floor East Expansion Space on the same terms applicable to the original Premises described in Section 1.1, with Annual Base Rent at the same per square foot rates then applicable to the original Premises described in Section 1.1, and as increased, as applicable, so that at all times the per square foot rate applicable to the Eighth Floor East Expansion Space shall be the same as the per square foot rate then applicable to the remainder of the Premises. By way of clarification, during Lease Years 5, 6 and 7 the applicable square foot rate for the Annual Base Rent is $35.96 per square foot of rentable floor area per year (i.e., $741,567 per annum for the Eighth Floor East Expansion Space), and the Operating Cost Base and Real Estate Tax Base will likewise remain those set forth in Section 1.1.

Landlord will provide Tenant with an allowance for the Eighth Floor East Expansion Space in the amount of $231,997 (i.e., $11.25 per square foot of rentable floor area of the Eighth Floor East Expansion Space) (the "Eighth Floor East Tenant Improvement Allowance") to be used for any initial tenant improvements constructed in the Eighth Floor East Expansion Space by or for Tenant. Such improvements shall be made in the manner and subject to the procedures set forth in Section 3.2 for the construction of the Initial Tenant Improvements, and the allowance shall be disbursed in accordance with and subject to the procedures and conditions set forth in Section 3.2 of the Lease for the disbursements of the Tenant Improvement Allowance, it being understood that (i) as applied to the Eighth Floor East Expansion Space, references in
Section 3.2 to the Initial Tenant Improvements shall be deemed to mean references to the general office build out of the Eighth Floor East Expansion Space pursuant to plans and specifications approved by Landlord pursuant to
Section 3.5, (ii) references in Section 3.2 to the Premises shall be deemed to mean references to the Eighth Floor East Expansion Space, (iii) references in
Section 3.2 to the Tenant Improvement Allowance shall be deemed to mean references to the Eighth Floor East Tenant Improvement Allowance, and (iv) the full amount of the Eighth Floor East Tenant Improvement Allowance must be properly requisitioned as specifically provided for in Section 3.2. within one year of the Eighth Floor East Expansion Space Commencement Date.

Landlord hereby represents and warrants that Landlord has not granted and will not grant a lease, option, right of first offer, right of first refusal or any other right to occupy or use the Eighth Floor East Expansion Space which is prior to Tenant's rights hereunder. It is agreed that Landlord shall have the right to lease the Eighth Floor East Expansion Space to others for occupancy prior to the Eighth Floor East Expansion Space Commencement Date, provided that the initial term of any such lease expires before July 1, 2007 and any extension rights are conditioned on Tenant not exercising its Eighth Floor East Expansion Option.

Landlord shall deliver the Eighth Floor East Expansion Space in its "As Is" "Where Is" condition, without representation, warranty or guaranty, express or implied.

As of the Eighth Floor East Space Commencement Date, the number of Parking Spaces shall be increased in number by 29, and the Tenant's Pro Rata Share shall be recalculated to be a percentage, to the second decimal point, representing the percentage equivalent of a fraction, the numerator of which is the Rentable Floor Area of the Premises and the denominator of which is the Rentable Floor Area of the Building.

Upon the addition of the Eighth Floor East Expansion Space to the Premises, all references in this Lease to the "Premises" shall be deemed to mean and include references to the Eighth Floor East Expansion Space, and, by way of example, any Extension Option thereafter arising shall apply to the entire Premises so defined, and not to any lesser portion thereof.

Landlord's failure to deliver and any delay in delivering the Eighth Floor East Expansion Space for any reason beyond Landlord's control (including, without limitation, the continued occupancy of any such space by a prior occupant thereof or the holding over of any tenant whose lease has expired or been terminated) shall not give rise to any liability of Landlord hereunder, and shall not affect the full force and validity of this Lease. Landlord, in the case of any occupant who holds over for more than thirty (30) days, agrees to prosecute with due diligence appropriate legal proceedings for the removal of such occupant, and in all other cases agrees to use reasonable and diligent efforts to make such space available to Tenant. Notwithstanding the foregoing, in the event Tenant has validly and timely exercised the Eighth Floor East Expansion Option and Landlord fails to deliver to Tenant the Eighth Floor East Expansion Space by July 1, 2007, and such failure continues for one (1) month, Landlord shall reimburse Tenant for Tenant's actual Third Party out-of-pocket architectural and engineering costs directly caused by Landlord's failure to timely deliver the Eighth Floor East Expansion Space, up to a maximum aggregate reimbursement for the Eight Floor East Expansion Space of $41,244 (i.e. $2.00 per square foot of rentable floor area). Further, in the event Tenant has validly and timely exercised the Eighth Floor East Expansion Option and Landlord fails to deliver to Tenant the Eighth Floor East Expansion Space by July 1, 2007, and such failure continues for one hundred five (105) days, then Tenant shall have the right, exercisable in its sole discretion, to revoke and rescind its Eighth Floor East Expansion Option Notice by giving written notice to Landlord during the first ten (10) business days following the expiration of such period, provided that such notice shall have no force or effect and the Eighth Floor East Expansion Option Notice will not be revoked or rescinded if Landlord delivers the Eighth Floor East Expansion Space within 30 days following its receipt of such notice. The reimbursement and termination rights specifically set forth herein shall be Tenant's sole and exclusive remedy in the event Landlord fails to timely deliver the Eighth Floor East Expansion Space.

2.6     RIGHT OF FIRST OFFER

This Section 2.6 shall apply to those portions of the Building identified as the "First Offer Space" and the "Special First Offer Space" on Exhibit J (collectively referred to herein as the "First Offer Space"). Additionally, if Tenant does not timely and validly exercise the Third Floor East Expansion Option, First Floor East Expansion Option or Eighth Floor East Expansion Option, then for each such expansion option not exercised, from and after the date on which the applicable expansion option expires or is extinguished in accordance with the terms of the Lease, the space for which the expansion option has expired or been extinguished shall be included within the definition of "First Offer Space" hereunder and shall be individually referred to as "Expansion/Offer Space". Landlord has entered into leases demising a portion of the First Offer Space ("Existing Leases") and is negotiating leases for or marketing the remainder of such space. Landlord shall have the right, in its sole and absolute discretion, to enter into any and all leases or other occupancy arrangements and amendments thereto (as the same may be amended from time to time, a "New Lease") for those portions of the First Offer Space not leased under the Existing Leases, and to enter into amendments to Existing Leases and New Leases, all as it deems advisable in its sole and absolute discretion, upon such terms as it deems advisable in its sole and absolute discretion (which terms may include, without limitation, the grant of any expansion, extension or other options or rights).

For purposes hereof, the "Superior Leases" (each, a "Superior Lease") shall mean
(x) the Existing Leases and (y) for each and every portion of the First Offer Space not subject to an Existing Lease, the first New Lease Landlord enters into with a tenant for such space that actually takes possession and commences paying rent therefor ("First New Lease"), which means that for any Expansion/Offer Space the "First New Lease" is the first New Lease entered into for such space after the applicable expansion option has expired or been extinguished for which the tenant actually takes possession and commences paying rent; provided that if Landlord leases such space to a tenant for an initial term expiring prior to the date on which Tenant would have had the right to expand into the space (the "Delivery Date"), and such tenant validly exercises an extension option under the lease for an extension term commencing upon or after the Delivery Date, and remains in possession and continues to pay rent at the commencement of such extension term, then such lease shall be deemed to be the First New Lease for such space (it being understood that any such extension option for a term after the Delivery Date would be conditioned on Tenant not exercising the applicable expansion option), and (z) any other New Lease of First Offer Space, which is not a First New Lease with respect to any particular space, entered into by Landlord after Landlord has first offered such space to Tenant in accordance with this Section 2.6 ("Subsequent New Leases"). As used in this Lease, the phrase "tenants under Superior Leases" or "a tenant under a Superior Lease" or similar such phrases or references shall include the original parties holding the tenants' interests under the Superior Leases and all such parties' successors, assigns and sublessees.

Tenant's rights under this Section 2.6 shall be subject to the rights of tenants under Superior Leases (including without limitation all expansion and extension options, all rights of first offer and all other options and rights) subject to the following:

                (a) if the First New Lease for any First Offer Space initially contains an expansion option, such expansion option shall have priority over the rights of Tenant hereunder only as long as no other person or entity leases the space subject to the expansion option prior to the exercise of such expansion option;

                (b) notwithstanding (a) above, (a) if Landlord enters into a lease of space in the Building with Cambridge Energy Research Associates Inc. or an affiliate thereof ("CERA") within one (1) year following the date hereof for initial premises consisting of all or substantially all of the sixth floor
 (east) of the Building, all or substantially all of the seventh floor (east) of the Building and approximately 13,222 square feet of the fifth floor (east) of the Building, or space which is materially consistent with the foregoing, and (b) Landlord grants to CERA in the initial lease with CERA expansion and/or first offer rights with respect to the balance of the space on the fifth floor east containing approximately 8,167 rentable square feet and/or first offer rights with respect to the entirety of the fourth floor east, as shown as Special First Offer Space on the Stacking Plan, which rights may be effective continuously after the initial lease up of such space, the rights of first offer and/or expansion so granted to the tenant under the CERA lease shall have priority over the rights of Tenant under this Section 2.6 even if another person or entity leases space subject to such rights prior to the exercise of such rights;

                (c) if Landlord offers space to Tenant in accordance with the provisions of this Section 2.6 and such offer includes expansion options, and Tenant does not accept such offer in accordance with the provisions of this
 Section 2.6, and Landlord thereafter enters into a Superior Lease containing any such expansion options, the expansion options under such Superior Lease shall take priority over Tenant's rights hereunder; otherwise, any expansion options granted in such a Superior Lease not included in the offer to Tenant shall be subject to the rights of Tenant under this Section 2.6;

                (d) the right of first offer granted to a tenant under an Existing Lease, which right of first offer is with respect to 5,997 s.f. on eighth floor west as shown on the Stacking Plan, and which right of first offer is effective continuously after the initial lease up of such space, shall have priority over the rights of Tenant under this Section 2.6;

                (e) except as set forth in (b) and (d) any first offer rights granted to tenants in Superior Leases shall be subject to Tenant's rights under this Section 2.6; and

                (f) if Landlord amends a Superior Lease to grant the tenant thereunder an option to renew, extend or expand not originally contained in such Superior Lease, the exercise of rights by the tenant thereunder will be subject to Tenant's rights under this Section 2.6.

Notwithstanding the foregoing, if Landlord enters into a lease of space which is not First Offer Space, and in that lease or an amendment thereto grants the tenant thereunder expansion or first offer rights with respect to First Offer Space, such rights shall be subject to Tenant's right of first offer in accordance with the provisions of this Section 2.6.

Each and every time during the term of this Lease, if Landlord intends to market for lease to third parties the First Offer Space or any portion thereof upon the expiration or termination of any Superior Lease applicable thereto (provided that such marketing may occur prior to such expiration or termination), and if at such time (i) the Lease is in full force and effect, (ii) Tenant is not in default, beyond applicable grace and cure periods, in the performance or observance of any of the terms and provisions of this Lease on the part of the Tenant to be performed or observed, and (iii) Tenant has neither assigned the Lease nor sublet twenty-five (25) percent or more of the Premises (other than a Permitted Transfer and excluding subleases which have expired or terminated as of the date Tenant exercises its first offer right), then Landlord shall first offer (in writing) to lease such space to Tenant (the "Offer Notice") on such terms and conditions as are determined by Landlord in its sole discretion; provided that the rental rate shall be the "Offer Fair Market Rent" (as hereinafter defined) as determined by Landlord in its sole discretion (a "First Offer"). The "Offer Fair Market Rent" shall mean one hundred percent (100%) of the fair market rent for Class A office use of the subject First Offer Space, free and clear of any lease, as of the commencement of the term of the First Offer Lease (as defined below) under market conditions then existing, upon the terms and conditions set forth in the Offer Notice, taking into account relevant factors and considerations for a market lease transaction, including the treatment of operating costs and taxes, and the then current market rental rates for leases of comparable space in comparable buildings in the East Cambridge/Kendall Square area to new tenants. The foregoing covenant shall not prohibit Landlord from marketing First Offer Space at the same time Tenant is considering a First Offer from Landlord, provided that Landlord shall not enter a lease of space subject to a First Offer until Tenant rejects or is deemed to have rejected such First Offer. If Tenant has not accepted such First Offer by written notice to Landlord within thirty (30) days (or if the First Offer is for more than 30,000 rentable square feet, forty-five
(45) days) after the date the Offer Notice is given to Tenant, the First Offer shall conclusively be deemed to have been rejected by Tenant. Thereafter, Landlord shall be free to lease the space subject to the Offer Notice to other parties on such terms and conditions as are determined by Landlord in its sole discretion. Notwithstanding the foregoing, Landlord agrees not to enter into a lease of such space if (i) the gross rent under such lease would be less than ninety-two and one-half percent (92.5%) of the gross rent in Landlord's offer to Tenant, (ii) the tenant allowance under such lease would be more than one hundred seven and one-half (107.5%) percent of the tenant allowance offered to Tenant, or (iii) the term of such lease would be more than twelve (12) months longer or shorter than the term offered to Tenant, without first again offering the subject space to Tenant pursuant to the foregoing procedure, except that Tenant shall be deemed to have conclusively rejected such new First Offer if it does not accept the same within ten (10) business days of the date of Landlord's revised Offer Notice. Additionally, if Landlord has not entered into a lease within one hundred eighty (180) days following the rejection or deemed rejection by Tenant of Landlord's First Offer for such offered space, then the provisions of this Section 2.6 shall apply to Landlord and Tenant with respect to such previously offered and unleased space as if such unleased space had not been offered to Tenant.

Notwithstanding any provision herein to the contrary, Landlord (i) shall have no obligation to make any offer to Tenant under this Section 2.6 if at such time as an offer would otherwise be required to be made hereunder there are three hundred sixty-four (364) or fewer days remaining in the Term, as the same may have been extended at such time and (ii) shall be free to offer to lease space or grant rights to occupy space to others without first making such offer to Tenant hereunder so long as the right to occupy the subject space commences after the expiration of the Term hereof, as the same has been extended.

If Tenant timely accepts a First Offer pursuant to the provisions hereof, Tenant may elect by written notice to Landlord ("Arbitration Notice") given within five
(5) business days following its acceptance of the First Offer to have the Offer Fair Market Rent determined pursuant to the arbitration procedures set forth in
Section 2.3(d); provided that (i) references in Section 2.3(d) to Tenant's Rent Notice shall be deemed references to Tenant's Arbitration Notice, (ii) Tenant shall include with its Arbitration Notice the name of Tenant's Appraiser, and
(iii) references to Fair Market Rent in Section 2.3(d) shall be deemed references to Offer Fair Market Rent. Without derogating from the foregoing, it is expressly agreed that Tenant shall have no right to cancel or withdraw its acceptance of the First Offer, whether in a manner set forth in Section 2.3(c) with

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respect to Tenant's Rent Notice or otherwise, any acceptance of a First Offer being irrevocable except as set forth below.

If Tenant timely accepts a First Offer pursuant to the provisions hereof, Tenant and Landlord shall execute and deliver to each other within forty (40) days following Tenant's acceptance of the First Offer (or if Offer Fair Market Rent is arbitrated pursuant to the foregoing paragraph, within ten (10) days following the determination of the Offer Fair Market Rent), a lease drafted by Landlord and commented on by and reasonably acceptable to Tenant, substantially in the form of this Lease, modified to reflect the terms set out in the Offer Notice (a "First Offer Lease"), provided that it is agreed that Landlord will not be obligated to undertake any Landlord's Work or leasehold improvements or otherwise prepare the subject space for Tenant or provide a tenant allowance therefore, that there will be no free rental period or other period during which annual base rent or other sums payable by Tenant are not due, there will be no extension or expansion rights, and that Tenant shall have no additional first offer rights, under any such First Offer Lease, all except to the extent set forth in the Offer Notice.

Landlord's failure to deliver and any delay in delivering any First Offer Space for any reason beyond Landlord's control (including, without limitation, the continued occupancy of any such space by a prior occupant thereof or the holding over of any tenant whose lease has expired or been terminated) shall not give rise to any liability of Landlord hereunder, and shall not affect the full force and validity of this Lease. Landlord, in the case of any occupant who holds over for more than 30 days, agrees to prosecute with due diligence appropriate legal proceedings for the removal of such occupant and in all other cases agrees to use reasonable and diligent efforts to make such space available to Tenant. Notwithstanding the foregoing, in the event that Landlord and Tenant have entered into a First Offer Lease and Landlord fails to deliver to Tenant the applicable First Offer Space by the scheduled delivery date therefore, and such failure continues for one (1) month, Landlord shall reimburse Tenant for Tenant's actual Third Party out-of-pocket architectural and engineering costs directly caused by Landlord's failure to timely deliver the applicable First Offer Space, up to a maximum aggregate reimbursement equal to the product of $1.00 and the number of rentable square feet in the First Offer Space. Further, in the event that Landlord and Tenant have entered into a First Offer Lease and Landlord fails to deliver the applicable First Offer Space to Tenant by the scheduled delivery date therefor, and such failure continues for one hundred five (105) days, then Tenant shall have the right, exercisable in its sole discretion, to revoke and rescind its acceptance of the applicable Offer Notice and to terminate the applicable First Offer Lease by giving notice to Landlord during the first ten (10) business days immediately following the expiration of such period, provided that such notice shall be of no force or effect and the acceptance of the Offer Notice will not be revoked or rescinded and the First Offer Lease will not be terminated if the applicable space is delivered within thirty (30) days following the Landlord's receipt of such notice. The reimbursement and termination rights specifically set forth herein shall be Tenant's sole and exclusive remedy in the event Landlord fails to timely deliver the applicable space.

Subject to the foregoing and except as otherwise may be provided in the Offer Notice, any and all portions of the First Offer Space for which Tenant validly accepts Landlord's offer and executes a Lease as set forth herein shall be delivered to Tenant, broom clean, in its then "As Is," "Where Is" condition, with all faults and without representation, warranty or guaranty of any kind by Landlord to Tenant. Time is of the essence with respect to the provisions hereof.

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                                   ARTICLE III

                                  CONSTRUCTION

3.1     DELIVERY OF PREMISES.

Tenant acknowledges that Tenant has had an opportunity to inspect the Premises. Except for Landlord's Common Area Work as expressly set forth hereinafter, the Premises shall be delivered to Tenant "As Is", "Where Is" with all faults and without representation, warranty or guaranty of any kind by Landlord to Tenant. Notwithstanding the foregoing, subject to the following provisions, Landlord, at Landlord's sole expense, shall complete the work in the Building as set forth in Exhibit B hereto ("Landlord's Common Area Work"). Landlord agrees to use diligent efforts to have Landlord's Common Area Work completed no later than the time set forth in Exhibit B, subject to delays beyond Landlord's reasonable control and delays caused by Tenant. Landlord shall in no way be liable to Tenant or any other party, and Tenant's obligations shall not be reduced hereunder in the event such construction work is not substantially completed by the applicable time set forth on Exhibit B. Notwithstanding the foregoing, Landlord represents and warrants that Landlord's Common Area Work shall not be performed in any manner that would unreasonably interfere with Tenant's use of or access to the Premises.

Landlord's Common Area Work shall be deemed completed on the date on which the required Landlord's Common Area Work is substantially completed as certified by Landlord's architect, with the exception of minor items which would not interfere with the completion of the Tenant Improvements or Tenant's business operations (collectively, "Punch List Items"). Landlord agrees to complete all Punch List Items within sixty (60) days of substantial completion of the relevant Landlord's Common Area Work.

3.2     PREPARATION OF PREMISES BY TENANT.

Subject to the provisions of this Lease, Tenant shall begin construction on the initial build out of its Premises promptly following the Tenant Access Date and shall diligently pursue the same to completion (such initial construction is referred to as the "Initial Tenant Improvements"). The Initial Tenant Improvements shall be constructed by Tenant in compliance with the provisions of the Lease, including without limitation Section 3.5 of the Lease. A preliminary description of the Initial Tenant Improvements is attached hereto on Exhibit F. No delay or failure of the Initial Tenant Improvements to be constructed or completed shall affect the Term Commencement Date or any obligations of Tenant under this Lease, unless and to the extent such delays are directly caused by Landlord or its agents, employees or independent contractors and Tenant gives notice to Landlord within five (5) business days of any alleged delay caused by Landlord or its agents, employees or independent contractors.

The Initial Tenant Improvements shall be constructed by Tenant at its sole cost and expense (including without limitation costs for any trash removal services, utilities, and any costs required to cause the Premises to comply with all laws, orders and regulations of all governmental authorities and all insurance requirements); provided that Tenant may be reimbursed out of the Tenant Improvement Allowance for its actual, third party design,

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engineering and construction, wiring, cabling, installation of telecommunications systems and construction management costs (collectively, "Costs") for the Initial Tenant Improvements pursuant to the provisions of this paragraph. Prior to commencing Initial Tenant Improvements, Tenant shall deliver to Landlord a certificate executed by Tenant's construction manager setting forth a good faith estimate of the total Costs for all of the Initial Tenant Improvements.

The Tenant Improvement Allowance shall be disbursed as follows. Tenant shall submit to Landlord from time to time, and not more frequently than once a month, a requisition for reimbursement setting forth the actual, third party Costs of the applicable Initial Tenant Improvements for which reimbursement is sought (a "Requisition"). Such Requisition for payment shall contain such invoices or other evidence of the Costs incurred as Landlord may reasonably request, together with evidence reasonably satisfactory to Landlord that the same have been paid or are due and payable by Tenant and a certificate by the architect that the work covered by the application has been completed in compliance with the plans and specifications approved by Landlord pursuant to Section 3.5. Provided such information is provided by the third to last business day in a month, by the thirtieth (30th) calendar day of the next month, Landlord shall reimburse Tenant (or in the case of Costs which are payable, at its election pay directly to the vendor), from the applicable Tenant Improvement Allowance in an amount equal to any actual, third party Costs paid by Tenant for the Initial Tenant Improvements properly set forth in the Requisition, or if such amount remains due and payable by Tenant, Landlord shall pay such amount to the party to which it is owed as indicated on the applicable invoices. In the event the overall Costs of the Initial Tenant Improvements for the Premises exceed the Tenant Improvement Allowance, then Tenant shall be solely responsible for any such Costs in excess of the Tenant Improvement Allowance.

The Tenant Improvement Allowance shall be used for Initial Tenant Improvements. Notwithstanding the foregoing, if, following completion of the Initial Tenant Improvements, as certified to Landlord by Tenant's architect, the full amount of the applicable Tenant Improvement Allowance has not been properly requisitioned for the Initial Tenant Improvements, Tenant may requisition the same in accordance with the procedures set forth in this Section 3.2 for any Initial Tenant Improvements to the other portions of the Premises or any non-cosmetic alterations or additions to the other portions of the Premises approved by Landlord pursuant to Section 3.3 below, provided any such alteration or addition to the other portions of the Premises are completed within one (1) year of the Term Commencement Date therefor and any requisition therefor is submitted to Landlord by such date. Otherwise, any Tenant Improvement Allowance not properly requisitioned by Tenant shall not be available to Tenant. Notwithstanding anything to the contrary contained herein, Landlord shall have no obligation to disburse any Tenant Improvement Allowance at any time that Tenant is in default of any of its obligations under this Lease beyond any applicable grace or cure period. Landlord shall not be entitled to charge any inspection or supervision or similar cost or fee in connection with Initial Tenant Improvements or any initial tenant improvements constructed in connection with Tenant's expansion rights, extension rights or rights of first offer.

3.3     GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION.

All construction work required or permitted by this Lease, whether by Landlord or by Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws and

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all lawful ordinances, regulations and orders of governmental authority and insurers of the Building and the Lot. Either party may inspect the work of the other at reasonable times and promptly shall give notice of observed defects. Landlord shall provide Tenant reasonable prior notice before inspecting the work on the Premises (except in case of emergency when no prior notice is required) and Landlord will allow Tenant to have an agent of Tenant or Tenant's Construction Representative accompany Landlord in such inspection. Tenant shall comply at all times with the construction rules and regulations attached hereto as Exhibit G.

3.4     CONSTRUCTION REPRESENTATIVES.

In connection with the parties' respective rights and obligations under this
Article III, each party authorizes the other to rely upon approvals and other actions given or made on such party's behalf by any person designated as its Construction Representative in Section 1.1 hereof. Each party may change its Construction Representative by notice to the other.

3.5     ALTERATIONS AND ADDITIONS.

This Section 3.5 shall apply before and during the Term. Tenant may make interior alterations and additions of a decorative or cosmetic nature (as defined below), the cost of which does not exceed $75,000 in the aggregate in any twelve (12) month period, without the need of any approval from Landlord, provided (i) any alteration or addition affecting the Building structure (including alterations affecting the roof, the structural weight-bearing walls or columns or any weight-bearing floor slab of the Building), (ii) any alteration or addition affecting the Building systems (including plumbing, electrical, mechanical or HVAC systems), (iii) any interior alteration or addition of a decorative or cosmetic nature, the cost of which is equal to or exceeds $75,000 in the aggregate in any twelve (12) month period, and (iv) any other alteration or addition not otherwise described in this paragraph costing more than $25,000 (in 2002 dollars) in any one instance or in the aggregate in any twelve (12) month period, (x) shall not be performed without Tenant first having received Landlord's written consent thereto, (y) shall be conducted under the supervision of a licensed architect or licensed professional engineer approved by Landlord and (z) shall be conducted with plans and specifications submitted to and approved by Landlord, subject in all events to the "Review Conditions" (described below). Without limiting the foregoing, all plans and specifications and all alterations and additions (including without limitation the Initial Tenant Improvements) shall comply with the Minimum Tenant Improvement Standards attached hereto as Exhibit H (the "Minimum Standards"). Landlord shall not unreasonably withhold its consent to any alterations or additions proposed by Tenant or to any plans and specifications submitted to Landlord in connection therewith. Landlord's failure to respond to Tenant's request for consent to alterations or additions or for approval of plans and specifications for any alterations or additions consented to by Landlord, or as to which Landlord's consent is simultaneously being requested, within thirty
(30) days of Landlord's receipt of such request(s) shall constitute Landlord's disapproval of same. Landlord hereby approves Tenant's construction of a high density file room on the third floor of the Building in accordance with the plans to be submitted by Tenant to Landlord prior to August 15, 2002 for Landlord's approval (such approval not to be unreasonably withheld or delayed so long as the work shown thereon can reasonably be completed by September 30,
2002); provided that all work in connection therewith that requires access to or interferes with the use and occupancy of the second floor (west) of the Building shall be undertaken by Landlord's contractor at Tenant's

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sole cost and expense (Landlord hereby agreeing to cause its contractor to cooperate with Tenant in connection therewith) and shall be completed by September 30, 2002. Tenant shall have no access to the second floor (west) after such date, and any access to the second floor (west) prior to such date shall be exclusively through Landlord's contractor as aforesaid. Landlord also hereby approves Tenant's installation of a two stage pre-action sprinkler system, subject to Landlord's review and approval of plans and specifications therefor, such approval not to be unreasonably withheld or delayed.

Landlord's approval of any plans or specifications shall not be deemed its opinion that the plans and specifications or the work depicted thereon comply with any or all applicable laws, ordinances, regulations or orders of governmental authorities or requirements of insurers of the Building and the Lot, or with the Minimum Standards, and no waiver from the requirement of the Minimum Standards shall be deemed to have been granted by such approval unless such waiver is expressly stated in writing. At Landlord's request, Tenant will cause its architect to certify that its plans and specifications and the work depicted thereon comply with such laws, ordinances, regulations and orders of governmental authorities and with the Minimum Standards. Except in connection with the Initial Tenant Improvements (including any Initial Tenant Improvement for the Third Floor East Expansion Space), and except for any alteration or addition for which Landlord's consent is not required under this Lease, Tenant shall pay Landlord's actual, reasonable, third-party out of pocket costs of reviewing or inspecting any proposed non-decorative or non-cosmetic alterations and/or additions and the plans therefore, such as costs and fees of third party consultants hired by Landlord. In no event shall any non-decorative or non-cosmetic alterations and/or additions be considered or approved by Landlord except in Landlord's sole discretion which (a) involve or might affect any structural or exterior element of the Building, Building systems, including mechanical, fire protection or life safety systems, or the common facilities of the Building, or (b) will require unusual expense to readapt the Premises to normal office use on Lease termination or increase the cost of construction or of insurance or taxes on the Building or the Lot (collectively, the "Review Conditions"). All non-decorative and/or non-cosmetic alterations and additions shall become a part of the Premises except that at the time Landlord approves any alterations or additions, Landlord may require that upon yielding up of the Premises pursuant to Section 6.1.2, Tenant shall remove any items which are not typical and customary for the Permitted Use hereunder ("Specialty Items"); in the event Landlord does not affirmatively require Tenant to remove Specialty Items at the time Landlord approves the same, which it may do in its sole discretion, Landlord will be deemed to have waived such requirements. Tenant shall provide Landlord with written notice specifying in reasonable detail any alterations or additions which Tenant intends to make for which Landlord's consent is not required prior to commencing the same.

All of Tenant's alterations and additions and installation and delivery of telephone systems, furnishings, and equipment shall be coordinated in a reasonable manner with any work being performed by Landlord and other tenants in the Building (and Landlord shall use reasonable efforts to facilitate such coordination with other tenants in the Building), and shall be performed in such manner, and by such persons as shall maintain harmonious labor relations (Tenant acknowledging that it has been advised that Landlord's contractor and contractors for other tenants in the Building employ exclusively union labor) and not cause any damage to the Building or interference with Building construction or operation, or with other tenants in the Building, and, except for installation of furnishings, equipment and telephone systems, shall be

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performed by contractors approved in writing by Landlord (an "Approved
Contractor"), which approval shall not be unreasonably withheld or delayed. For purposes of this Lease, an "Approved Contractor" shall mean a contractor or mechanic identified by Tenant in writing, who has been approved by Landlord (such approval not to be unreasonably withheld or delayed). Contractors may be approved in one of two ways. First, Tenant may submit to Landlord in writing from time to time a list (or revised list) of contractors that Tenant anticipates using from time to time to make alterations, repairs and improvements to the Premises. Each of the contractors identified on such list and approved in writing by Landlord shall be deemed "Approved Contractors". Second, Tenant may submit to Landlord from time to time requests for Landlord to approve specific contractors (not already on the list of Approved Contractors) for work in the Premises. If Landlord approves such contractor in writing, such contractor shall be an Approved Contractor for the project in question. Landlord hereby approves the list of contractors attached hereto as Exhibit M as "Approved Contractors". Landlord shall have the right, upon written notice to Tenant to withdraw its approval of previously approved contractors at any time for any cause as determined in Landlord's reasonable judgment. A contractor's failure to provide or maintain adequate insurance levels shall be a reasonable basis for Landlord to withhold or withdraw approval unless Tenant notifies Landlord in writing that such contractor shall be covered by insurance then being maintained by Tenant and if Tenant provides documentary evidence that said Contractor is covered and of the amount of coverage.

Landlord may post any notices it considers necessary to protect it from responsibility or liability for any alteration, addition or other work by Tenant, its agents, employees, or independent contractors, and Tenant shall give sufficient notice to Landlord to permit such posting. In the event Tenant sends its non-decorative and/or non-cosmetic work out for bid, before doing so Tenant shall provide Landlord with a list of proposed bidders for Landlord's review; Landlord shall have seven (7) business days to reasonably object to such bidders; if Landlord does not so object, such bidders shall be presumptively approved by Landlord. Before commencing any work Tenant shall: secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and major subcontractors (the identity of which must have been previously approved by Landlord as hereinabove contemplated) and the estimated cost of all labor and material to be furnished by them (a major subcontractor being a subcontractor performing work which costs more than $10,000 in the aggregate); and cause each contractor and subcontractor to carry
(i) workers' compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees, (ii) commercial general liability insurance with such limits as Landlord may reasonably require, but in no event less than a combined single limit of $3,000,000 per occurrence and (iii) other insurance specified in the Construction Rules and Regulations attached hereto as EXHIBIT G, (all such insurance to be maintained with a responsible insurance company, qualified to do business and in good standing in Massachusetts with a Best's insurance rating of not less than A:X, and insuring Landlord, Manager and Tenant as well as the contractors), and to deliver to Landlord, certificates of all such insurance naming Landlord, Manager and Tenant as additional insureds as their interests may appear with respect to commercial general liability coverage. Tenant agrees to pay promptly when due, and to defend and indemnify Landlord from and against, any cost, claim or liability arising from any work done on the Premises by Tenant, its agents, employees or independent contractors, except to the extent any cost, claim or liability is due to the negligent, acts or omissions of Landlord, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Building or the Lot and immediately to discharge or bond over any

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such liens which may so attach. Tenant shall be solely responsible for the effect of any alterations, additions or other work on the Building's structure and systems, whether or not Landlord has consented thereto. Upon completion of the Tenant Improvements and any other non-cosmetic or non-decorative alteration or addition, Tenant shall provide Landlord with a complete set of "as built" plans therefor, which may consist of a mark-up of any plans previously prepared for such work showing actual construction. Alterations and/or additions shall be considered "cosmetic" and/or "decorative" if they involve painting, carpeting and the like, and provided they do not involve and will not or could not affect any structural or exterior element of the Building, Building systems, including mechanical, fire protection or life safety systems, or the common facilities of the Building.

Tenant shall have the right to install in locations on the roof of the Building designated by Landlord (such area or areas, the "Roof Area"), up to two five-ton Liebert units (the "Roof Equipment"). Tenant shall have the ancillary right to connect the Premises to the Roof Area through a reasonably sized conduit or conduits, installed at Tenant's sole cost and expense, such conduit or conduits to be in a location designated by Landlord in its reasonable discretion. The term "Roof Equipment" shall be deemed to include such conduit and any wiring or other materials contained therein. Roof Equipment shall be installed and maintained so as (a) not to cause any adverse impact on the structural integrity of the Building or the roof of the Building and (b) not to void or jeopardize any roof membrane warranty or other roof warranty, provided a copy of which is supplied to Tenant. Prior to the installation of any Roof Equipment, Tenant shall obtain and submit to Landlord, for its approval in its reasonable discretion, plans and specifications for the proposed Roof Equipment (including its size, location, height, weight and function), along with copies of all required permits and licenses required from all applicable governmental authorities.

Without derogating from the other provisions of the Lease (including those governing alterations and additions), all of which shall apply to the Roof Equipment, Tenant specifically agrees to abide by the following terms and conditions:

                (a) No Roof Equipment shall be installed except in compliance with plans and specifications approved by Landlord as set forth above, such work to be performed by contractors reasonably approved by Landlord and at Tenant's sole cost and expense, provided that any roof penetration shall be by Shea Roofing or such other contractor designated by Landlord in its sole discretion. As soon as practicable during the installation or removal of any Roof Equipment, Tenant, at its sole cost and expense, will have any roof penetrations occurring or remaining by reason of the installation or removal process sealed by Shea Roofing or another roofing contractor selected by Landlord.

                (b) Tenant shall at all times during the installation or removal process and during any use, maintenance or repair of any Roof Equipment, comply with all roof membrane warranties and other roof warranties which are supplied to Tenant, building, safety, fire, plumbing, electrical and other codes and regulations, and insurance requirements set forth in the Lease.

                (c) Prior to the commencement of any work related to the Roof Equipment, Tenant will coordinate with the building engineer, roof material manufacturers and Landlord's

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 roofing contractors regarding the scope and schedule of such work. The Building engineer, roof material manufacturers and Landlord's roofing contractors will have the opportunity to be present during construction to ensure that all work is completed in a good and workmanlike manner and is performed in accordance with the terms of the Lease.

                (d) Tenant shall keep the Roof Equipment, and every part thereof, in good condition and repair at all times during the Term at Tenant's sole cost and expense.

                (e) Tenant shall yield up the Roof Area and any other areas containing the Roof Equipment in the same manner and condition as set forth herein for the yield up of the Premises. Notwithstanding the foregoing, by notice given at the time Landlord approves the plans and specifications for the Roof Equipment, Landlord may require Tenant to remove the Roof Equipment upon Tenant's yielding up the Premises and to repair any damage caused thereby in compliance with any roof membrane warranty and other roof warranties and paragraphs (a), (b) and (c) above.

                                   ARTICLE IV

                                      RENT

4.1     RENT.

Tenant agrees to make rental payments to Landlord, without any offset or reduction whatsoever, except as expressly set forth in Section 5.2 (but taking into account the "Reduced Rent Period" following the Term Commencement Date for the Initial Space described below), in equal monthly installments of 1/12th of the Annual Base Rent as set forth in Section 1.1, in advance on the first day of each calendar month included in the Term after the Term Commencement Date; pro-rated on a daily basis as applicable for any calendar month which includes the Term Commencement Date, and at the end of the Term.

For the first 120 days following the Term Commencement Date (the "Reduced Rent Period"), the Rent otherwise due hereunder shall be reduced by $1,420 per day. The rent reduction provided for herein is a one-time reduction and shall not apply to the Third Floor East Expansion Space, First Floor East Expansion Space or Eighth Floor East Expansion Space or any first offer space.

4.2     OPERATING COSTS AND REAL ESTATE TAXES.

        4.2.1 LANDLORD'S OPERATING COSTS. Tenant shall pay to Landlord, as additional rent, Tenant's Pro Rata Share of Landlord's Operating Costs (as set forth in Section 4.2.3 below), if any, on or before the thirtieth (30th) day following receipt by Tenant of Landlord's Statement (as defined below). As soon as practicable, but in no event more than 120 days after the end of each calendar year ending during the Term and after Lease termination, Landlord shall render a statement ("Landlord's Statement") in reasonable detail and according to Landlord's usual accounting practices, which shall be in accordance with generally accepted accounting practices, showing for the preceding calendar year or fraction thereof, as the case may be, "Landlord's Operating Costs" together with Real Estate Taxes (as defined in Section 4.2.2 hereof).

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Landlord's Operating Costs shall EXCLUDE: Real Estate Taxes; the principal, interest and amortization on mortgages for the Building and the Lot or leasehold interests therein; or any other financing cost or fee; ground rent; depreciation on the Building or equipment or systems therein; costs in connection with leasing, releasing, or subleasing space at the Building (including but not limited to brokerage commissions); costs incurred in connection with the sale, financing or refinancing of the Building and/or the Lot; the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds or by any other third party; costs incurred in enforcing leases against other tenants; the cost of special services rendered to tenants (including Tenant) for which a special charge is made; any expense to the extent resulting from the negligent act or omission of Landlord, its agents, contractors or employees; costs resulting from Landlord's breach of this Lease or any lease for space in the Building; except to the extent required by a new law, regulation or code or a new interpretation of an existing law, regulation or code, the cost of correcting any code or legal violations in the Building; except to the extent required by a new law, regulation or code or a new interpretation of an existing law, regulation or code, any costs related to Landlord's Building being in violation of the American with Disabilities Act ("ADA") (it being understood and agreed that Tenant shall be solely responsible for causing the Premises to be compliance with all laws, regulations and codes, including ADA, at all times); the costs of cleaning any tenant space; and capital expenses not otherwise included in Landlord's Operating Costs pursuant to the next paragraph.

Landlord's Operating Costs may INCLUDE, without limitation: installments and interest on assessments for public betterments or public improvements; premiums for insurance (including, without limitation, all-risks commercial property, rental value, casualty and liability insurance, and insurance required to be carried by any mortgage lender), and deductible amounts thereunder; fees payable to third parties for financial audits of Landlord's Operating Costs; compensation and all fringe benefits, worker's compensation insurance premiums and payroll taxes paid by Landlord, and consistent with other Class A buildings in the East Cambridge/Kendall Square area, for or with respect to all persons engaged in the operating, maintaining, or cleaning of the Building and the Lot, including, without limitation, a building manager located at the Building, and a pro rata portion of one regional manager to the extent available to the Building; the cost of cleaning and maintaining and the cost of utilities servicing any space occupied by the manager for a building office; all electricity charges related to the common areas of the Building and heat pumps servicing the Building, and all utility charges incurred in the operation and maintenance of the Premises, the Building and the Lot not billed directly to tenants by Landlord or by the utility company; all costs of cleaning the common areas of the Building and all windows on the exterior of the Building; all costs of maintenance, repairing and operating the Building (including without limitation, all structural components and common facilities of the Building); payments under service contracts for cleaning the common areas and windows of the Building as aforesaid and for operating, managing, maintaining and repairing the Building and the Lot; management fees not to exceed 4% of annual gross revenues (Landlord hereby representing that the management fees for the Operating Cost Base are equal to 4% of annual gross revenues for calendar year
2002); all costs, expenses, payments or fees paid by Landlord for any regional transportation shuttle (such as that proposed to be operated by the presently so-called "Charles River Transportation Association") funded or paid for either partially or wholly by Landlord and owners of other properties in the area of the Building, whether such expenditures and shuttle are voluntary or involuntary, public or private; the cost of maintaining and cleaning and the cost of utilities provided to any cafe available for the use of

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Tenant in common with others; personnel, rent and other subsidies for the cafe
(such subsidies not to exceed $20,000 per annum (in 2002 dollars) for the entire Building); all charges to Landlord reasonably and equitably allocable to the Building and the Lot for services performed in connection with the Building, the Lot and any common facilities appurtenant thereto and other buildings and properties with which they are jointly operated, including, without limitation, any shared parking facilities or other amenities, and, to the extent Landlord incurs additional charges applicable to the Building and/or the Lot together with one or more other buildings or properties, the pro rata share (as reasonably determined by Landlord) of such charges allocable to the Building and the Lot; and all other reasonable and necessary expenses paid in connection with the operating, administering, cleaning, maintaining and repairing of the Building and the Lot or either, and properly chargeable against income, it being also agreed that if Landlord installs a new or replacement capital item in order to comply with a legal requirement or interpretation thereof first arising after the date of this Lease, or for the purposes of reducing Operating Expenses, or for the purposes of complying with the terms of this Lease, the cost thereof as reasonably amortized by Landlord, with interest at the rate of interest charged to Landlord for borrowing funds to finance such item (or the rate that Landlord reasonably determines would have been charged if Landlord does not finance such item), on the unamortized amount, shall be included in Landlord's Operating Costs. In any calendar year in which the average annual occupancy of the Building is less than 100%, Landlord's Operating Costs as defined herein shall also include such additional costs as would reasonably have been incurred by Landlord with respect to the operation, administration, management, cleaning, maintenance and repair of the Property with 100% average annual occupancy. Payments for any services may be to Landlord or affiliates thereof provided the same are at reasonable rates consistent with the type of occupancy.

        4.2.2 REAL ESTATE TAXES. Tenant shall pay to Landlord, as additional rent, Tenant's Pro Rata Share of Real Estate Taxes (as set forth in Section
4.2.3 below), if any, on or before the fifteenth (15th) day following receipt by Tenant of Landlord's Statement. The term "Real Estate Taxes" as used herein shall mean all taxes, impositions and charges of every kind and nature assessed by any governmental authority on the Lot, Building and improvements, and the reasonable expenses incurred by Landlord in connection with any proceedings for abatement of taxes and assessments with respect to any calendar year or fraction of a calendar year; together with the Building's allocable share of such taxes, impositions and charges with respect to other parcels on which any common facilities serving the Building are located, which Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Lot, Building and improvements, subject to the following: There shall be excluded from Real Estate Taxes all income taxes, excise taxes, franchise taxes, and estate, succession, inheritance and transfer taxes, provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Lot, Building and improvements, or both, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term "Real Estate Taxes." If the amount of Real Estate Taxes for the base year referred to in Section 1.1 hereof shall be calculated to reflect a fully leased and assessed building.

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        4.2.3   TENANT'S PRO RATA SHARE OF OPERATING COSTS AND REAL ESTATE
TAXES. If with respect to any calendar year falling within the Term or for any fraction of any calendar year falling at the beginning or end of the Term, Landlord's Operating Costs for a full calendar year exceed the Operating Cost Base or for any such fraction of a calendar year, exceed the corresponding fraction of the Operating Cost Base, then Tenant shall pay to Landlord, as additional rent, an amount (such amount being referred to as "Tenant's Pro Rata Share of Operating Costs") equal to the product of (i) the amount of such excess multiplied by (ii) Tenant's Pro Rata Share (which represents a fraction, the numerator of which is the Rentable Floor Area of the Premises and the denominator of which is the Total Rentable Floor Area of the Building and which fraction as of the date hereof is set forth in Section 1.1 hereof). Notwithstanding the foregoing, if any Operating Costs are incurred for a service which is not provided to one or more tenants who are not obligated to pay for a proportionate share of the cost of such service, then Tenant's Pro Rata Share thereof shall be based upon a fraction, the numerator of which is the Rentable Floor Area of the Premises and the denominator of which is the Total Rentable Floor Area of the Building less the rentable floor area of the premises of the tenant or tenants not receiving and not paying for such service. In addition, if with respect to any calendar year falling within the Term or for any fraction of any calendar year falling at the beginning or end of the Term, Real Estate Taxes for a full calendar year exceed the Real Estate Tax Base, or for any fraction of a calendar year exceed the corresponding fraction of the Real Estate Tax Base, then Tenant shall pay to Landlord, as additional rent, an amount (such amount being referred to as "Tenant's Pro Rata Share of Real Estate Taxes") equal to the product of (x) the amount of such excess multiplied by (y) Tenant's Pro Rata Share. (The sum of Tenant's Pro Rata Share of Operating Costs and Tenant's Pro Rata Share of Real Estate Taxes is referred to herein as "Tenant's Pro Rata Share of Expenses").

        4.2.4 LANDLORD'S ESTIMATES AT END OF TERM. Notwithstanding any other provision of this Section 4.2, if the Term expires or is terminated as of a date other than the last day of a calendar year, then for such fraction of a calendar year at the end of the Term, Tenant's last payment to Landlord under this
Section 4.2 shall be made on the basis of Landlord's best estimate of the items otherwise includable in Landlord's Statement and shall be made on or before the later of (a) thirty (30) days after Landlord delivers such estimate to Tenant or
(b) the last day of the Term, with an appropriate payment or refund to be made upon submission of Landlord's Statement.

        4.2.5 TENANT'S AUDIT RIGHTS. Landlord agrees to make its books and records relating to Landlord's Operating Expenses available for examination during normal business hours at Landlord's principal office or its Manager's office upon reasonable notice by Tenant and its representatives; provided that any such examination or audit shall be by an employee of Tenant or an accounting firm or property management firm, the fees of which are not determined on a contingent basis, shall be at Tenant's sole cost and expense, and may be conducted only if a notice is sent by Tenant requesting the same not later than ninety (90) days following delivery of Landlord's Statement. If Tenant's audit discloses a discrepancy which the parties agree (or a court of competent jurisdiction determines in a final non-appealable order) involves an overcharge of Tenant's Pro Rata Share of Expenses for the period covered by such Landlord's Statement, Landlord shall provide Tenant with a credit against the next installment(s) of Tenant's Pro Rata Share of Expenses in the amount of the overpayment by Tenant. If such discrepancy as so agreed upon or determined involves an overcharge to Tenant of more than 5% in the

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aggregate for such year, Landlord shall be responsible for the reasonable hourly fees of the accounting firm or auditing firm conducting the audit.

4.3     ESTIMATED PREMISES EXPENSE PAYMENTS.

If, with respect to any calendar year or fraction thereof during the Term, Landlord estimates that Tenant will be obligated to pay Tenant's Pro Rata share of Expenses, then Tenant shall pay, as additional rent, on the first day of each month of such calendar year and each ensuing calendar year thereafter, estimated monthly payments of Tenant's Pro Rata share of Expenses (hereinafter "Estimated Monthly Expense Payments") equal to 1/12th of Landlord's estimate of Tenant's Pro Rata Share of Expenses for the respective calendar year, with an appropriate additional payment (or credit by Landlord against Tenant's future payments of Tenant's Pro Rata Share of Expenses) to be made within thirty (30) days after Landlord's Statement is delivered to Tenant. Landlord agrees it shall base the amount of Estimated Monthly Expense Payments on the preceding year's actual Expenses adjusted to reflect Landlord's good faith estimates of increases. Landlord may adjust such Estimated Monthly Expense Payments from time to time, but not more than once during each calendar year in general plus one time during each calendar year for each time during such calendar year space is added to the Premises, and Tenant shall pay, as additional rent, on the first day of each month following receipt of Landlord's notice thereof, the adjusted Estimated Monthly Expense Payment.

4.4     ELECTRICITY.

Electricity to the Premises shall be submetered or check metered to the Premises. Tenant shall pay for all charges for electric consumption in the Premises as reasonably determined by Landlord based on readings of such submeters or check meters, but without mark-up above actual cost, within ten
(10) business days of Landlord's invoice therefor, from time to time, but not more often than monthly; provided that upon written notice from Landlord, Tenant shall pay an estimate of such charges, as reasonably determined by Landlord from time to time, monthly at the same time and in the same manner as payments of Annual Base Rent, with appropriate payment (or credit against future electric charges) to be made annually based upon Landlord's revised estimates for the prior year. If at any time electric charges for the Premises are payable to the utility therefor, because of the installation of submeters or check meters or otherwise, Tenant shall pay such charges as they become due, in lieu of such payments to Landlord as described above. Landlord shall install check meters to the Premises at Landlord's cost and expense. Landlord shall have the exclusive right to designate the electric service provider and primary telecommunications provider to serve the Building. Tenant shall make arrangements for its own telecommunications service, using the existing cabling to the Building. Subject to reasonable coordination with Building management, Tenant shall have access to the basement demarcation point for the telecommunications provider in order to provide such telecommunication services to the Premises and to maintain such services.

Tenant covenants and agrees that its use of electric current (exclusive of HVAC) shall not exceed 8.0 watts per square foot of rentable floor area and that its total connected lighting load will not exceed the maximum load from time to time permitted by applicable governmental regulations. In the event Tenant introduces into the Premises personnel or equipment which overloads the capacity of the Building system or in any other way interferes with the system's ability to

                                     - 33 -
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perform adequately its proper functions, supplementary systems including check meters may, if and as needed, in Landlord's discretion and at Landlord's option, be provided by Landlord, at Tenant's expense. Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if, during the Term of this Lease, either the quantity or character of electric current is changed or electric current is no longer available or suitable for Tenant's requirements due to a factor or cause beyond Landlord's reasonable control.

4.5     CHANGE OF FISCAL YEAR.

Landlord shall have the right from time to time, but not more frequently than once every three years, to change the periods of accounting under Section 4.2 to any annual period other than a calendar year, and upon any such change all items referred to in this Section 4.5 shall be appropriately apportioned, provided that any such changes in fiscal year shall not result in any inequitable shifting of or increase for amounts payable to Landlord by Tenant. In all Landlord's Statements rendered under this Section 4.5, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of a Landlord's Statement shall be included therein on the basis of Landlord's estimate, and with respect thereto Landlord shall render promptly after determination a supplemental Landlord's Statement, and appropriate adjustment shall be made according thereto. All Landlord's Statements shall be prepared on a cash basis of accounting.

4.6     PAYMENTS.

All payments, fees, charges or other monetary obligations due from Tenant to Landlord under this Lease (other than Annual Base Rent) shall constitute additional rent. All payments of Annual Base Rent and additional rent shall be made to Manager, or to such other person as Landlord may from time to time designate in writing. If any installment of Annual Base Rent or additional rent is not paid on the due date and such failure continues for ten (10) days, Tenant shall pay to Landlord, as additional rent, a late fee equal to four percent (4%) of the past due amount. Additionally, if any installment of Annual Base Rent or additional rent is paid more than ten (10) business days after the due date thereof, at Landlord's election, it shall bear interest at a rate equal to the prime rate of lending announced by the Wall Street Journal or another financial newspaper selected by Landlord, plus four percent (4%), or if less, the maximum amount permitted by law (the "Default Interest Rate") from such due date, which interest shall be immediately due and payable as further additional rent.

                                    ARTICLE V

                              LANDLORD'S COVENANTS

5.1     LANDLORD'S COVENANTS DURING THE TERM.

        Landlord covenants during the Term:

        5.1.1 BUILDING SERVICES. To furnish during normal working hours during the Term heat, air-conditioning, elevator service and hot and chilled domestic water service, and after normal working hours, to furnish cleaning services to the common areas and facilities of the Building in

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accordance with the cleaning specifications attached as Exhibit I (5 days a week, except for legal holidays). "Normal working hours" shall mean the hours of 7:00 A.M. through 7:00 P.M. Monday through Friday and the hours of 9:00 A.M. through 1:00 P.M. on Saturdays, and no hours on legal holidays and Sundays; provided, however, that Tenant shall have access to the Building 24 hours a day, 365 days a year, by means of a key or other access device to the main lobby of the Building to be provided to Tenant by Landlord. Landlord shall provide a security guard in the lobby 24 hours a day, 365 days a year. Tenant shall pay when due all amounts and charges for such services during hours other than normal working hours at commercially reasonable rates from time to time established by Landlord and consistent with other Class A buildings in the East Cambridge/Kendall Square area and shall indemnify and hold harmless Landlord from and against any and all claims, liabilities, damages, losses, costs and expenses (including reasonable attorneys' fees) in connection therewith. Landlord is not and shall not be required to furnish to Tenant or any other occupant of the Premises telephone or other communication service.

        Tenant agrees that Landlord shall not provide cleaning service to the Premises and Tenant agrees to employ a cleaning service to do janitorial work in the Premises consistent with the standards applicable to a first class office building in the East Cambridge/Kendall Square area. The identity of Tenant's cleaning service shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord hereby approves of Tenant's use of its own employees for janitorial services for the Premises. Any person employed by Tenant for cleaning services shall, while in the Building, be subject to and under the control and direction of the Manager (but not as an agent or servant of the Manager or of Landlord).

        5.1.2 ADDITIONAL BUILDING SERVICES. To furnish, through Landlord's employees or independent contractors, reasonable additional Building operation services upon reasonable advance request of Tenant at commercially reasonable rates from time to time established by Landlord to be paid by Tenant.

        5.1.3 REPAIRS. Except as otherwise provided in Article VII, to make such repairs to the roof, exterior walls, floor slabs, other structural components and common facilities of the Building (including base building systems serving more than one tenant and, after Tenant's initial repair thereof as part of the Initial Tenant Improvements, any damage to the Premises caused by the expansion or contraction of the base Building, including damage to the connections between the windowsills and exterior panels within the Premises) as may be necessary to keep them in good working order and repair, reasonable wear and tear excepted, and to keep the Building common areas in compliance with law, except that Landlord shall not be in default of this provision unless such noncompliance interferes with Tenant's use and occupancy of the Premises

        5.1.4 TENANT DIRECTORY AND EXTERIOR SIGNAGE. To include Tenant's name on the Tenant directory maintained by Landlord in the main lobby of the Building, and to include Tenant's name on standard building directory signage in the elevator lobby on the floor in the Building where the Premises is located.

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        So long as Tenant and its Affiliates (as defined in Section 6.1.6 hereof) are occupying at least 75% in the aggregate of the Premises (excluding any additional space leased by Tenant under its expansion rights, right of first offer or otherwise), Tenant, at its expense, may, on a non-exclusive basis, install a sign appropriate for a first class office building on the exterior of the Building near the main Building entrance provided that prior to any such installation (i) Tenant has received Landlord's approval of the design, size (which in no event shall exceed 33% of the total area of all signage permitted on the Building by applicable laws, codes, ordinances and regulations), materials, lettering and location of such sign, which approval shall not be unreasonably withheld, conditioned or delayed, and (ii) Tenant has obtained and provided to Landlord any approvals, permits, and licenses required under applicable laws, codes, ordinances, and regulations. Tenant shall removal any such sign prior to such time as Tenant vacates more than 25% of the Premises, and upon such removal Tenant shall restore any portion of the Building damaged by such removal to good order, repair and condition.

        5.1.5 QUIET ENJOYMENT. That Landlord has the right to make this Lease and that Tenant on timely paying the rent and performing its obligations hereunder shall peacefully and quietly have, hold and enjoy the Premises throughout the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject however to all the terms and provisions hereof.

        5.1.6 LANDLORD'S INSURANCE. Landlord shall take out and maintain throughout the Term of this Lease the following insurance:

                        (i) Commercial General Liability insurance for the Building and the common areas, consistent with that being maintained from time to time by reasonably prudent owners of Class A office buildings in the East Cambridge/Kendall Square Massachusetts area which are of like kind and quality to the Building and have office uses, and with the same policy limits or such higher policy limits as Landlord may reasonably determine; and

                        (ii) "All Risk," property insurance on a one hundred percent (100%) replacement cost basis, together with rental loss coverage and, if the Building is located in a flood zone, flood coverage to the extent the same is available, insuring the Building and its rental value and the Lot and the common areas; and

                        (iii) Insurance against loss or damage from sprinklers and from leakage or explosions or cracking of boilers, pipes carrying steam or water, or both, pressure vessels or similar apparatus, in the so-called "broad form", in such amounts as are customary and commercially reasonable for buildings in East Cambridge/Kendall Square Massachusetts area which are of like kind and quality to the Building and have office uses, and insurance against such other hazards and in such amounts as may from time to time be required by any bank, insurance company or other lending institution holding a first mortgage on the Building or the Lot.

All such insurance policies shall (i) be maintained with a responsible insurance company, qualified to do business and in good standing in Massachusetts with a Best's insurance rating of not less than A:X, and (ii) contain a waiver of subrogation rights against Tenant, its agents, employees and representatives which might arise for any reason with respect to the All Risk

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property insurance set forth in subsections (ii) and (iii) above. Landlord shall provide certificates of the insurance described in this Section 5.1.6 before the Commencement Date, and shall provide certificates evidencing renewal at least ten (10) days before the expiration of such policy.

5.2     INTERRUPTIONS.

Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from power losses or shortages or from the necessity of Landlord's entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building, the Lot, or any common facilities appurtenant thereto. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any service or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause beyond Landlord's reasonable control, Landlord shall not be liable to Tenant therefor, nor shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive total or partial, eviction from the Premises.

Landlord reserves the right to stop any service or utility system when Landlord reasonably deems necessary by reason of accident or emergency or until routine or other maintenance or repairs have been completed. Except in case of emergency repairs, Landlord will give Tenant reasonable advance written notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

Landlord also reserves the right to institute such policies, programs and measures as may be necessary, required or expedient for the conservation or preservation of energy or energy services or as may be necessary or required to comply with applicable laws, codes, rules, regulations or standards.

Notwithstanding anything to the contrary contained in this Section 5.2, if the Premises are not suitable for Tenant's business operations by reason of any interruption in services required to be provided by Landlord and (a) such interruption arises in whole or in substantial part from the negligent acts or omissions of Landlord, its employees, contractors, agents, or representatives and continues for thirty (30) consecutive days (provided Tenant has given Landlord notice specifying such interruption within five (5) business days following the commencement thereof), or (b) such interruption occurs for any other reason, including for reasons beyond Landlord's reasonable control, and continues for forty-five (45) consecutive days (provided Tenant has given Landlord notice specifying such interruption within five (5) business days following the commencement thereof), then Tenant's rent shall be equitably abated beginning on the thirty-first (31st) day or forty-sixth (46th) day following the commencement of such interruption, as applicable, to the extent of interference with Tenant's use of the Premises, until the service is restored; provided, however, Tenant shall not be entitled to the aforesaid rent abatement if the interruption arises in whole or in substantial part from the acts or omissions of Tenant or Tenant's employees, contractors, agents, representatives, invitees or guests. The provisions of this paragraph shall not apply to occurrences governed by Article VII.

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                                   ARTICLE VI

                               TENANT'S COVENANTS

6.1     TENANT'S COVENANTS DURING THE TERM.

Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises:

        6.1.1 TENANT'S PAYMENTS. To pay when due (a) all Annual Base Rent and additional rent, (b) all taxes which may be imposed on Tenant's personal property in the Premises (including, without limitation, Tenant's fixtures and equipment) regardless to whomever assessed, (c) all charges by public utilities for electricity, telephone (including service inspections therefor) and other services rendered to the Premises not otherwise required hereunder to be furnished by Landlord without charge, and (d) all charges to Landlord for services rendered pursuant to Section 5.1.2 hereof. All charges, fees, monetary obligations and other amounts payable by Tenant under this Lease other than Annual Base Rent shall constitute "additional rent" hereunder.

        6.1.2 REPAIRS AND YIELDING UP. Except as otherwise provided in Article VII and Section 5.1.3, to keep the Premises in good order, repair and condition, reasonable wear and tear, damage by fire or other casualty or taking and damage to the extent resulting from any failure of Landlord to perform its obligations only excepted; and at the expiration or termination of this Lease peaceably to yield up the Premises and all alterations and additions therein in such order, repair and condition, first removing all goods and effects of Tenant and, to the extent required by Section 3.5, any alterations and additions, and repairing all damage caused by such removal and restoring the Premises and leaving them clean and neat.

        6.1.3 OCCUPANCY AND USE. To use and occupy the Premises only for the Permitted Use; not to injure or deface the Building, the Lot or any common facilities appurtenant thereto; to keep the Premises clean and in a neat and orderly condition; and not to permit in the Building any use thereof which is improper, offensive, contrary to law or ordinances, or creates a nuisance or to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building; not to dump, flush, or in any way introduce any Hazardous Materials into the septic, sewage or other waste disposal system serving the Premises, the Lot or any common facilities appurtenant thereto; not to introduce, generate, store, use or dispose of Hazardous Materials in, on or about the Premises, the Lot or any common facilities appurtenant thereto; not to dispose of Hazardous Materials from the Premises to any other location; to notify Landlord of any incident which would require the filing of a notice under applicable federal, state, or local law on the Premises, the Lot or any common facilities appurtenant thereto; and to comply with all laws, regulations and orders of governmental authorities, including without limitation those relating to zoning, building, fire, health and safety, applicable to the Premises, the Lot or any common facilities appurtenant thereto. As used herein, "Hazardous Materials" shall mean and include, but shall not be limited to, any petroleum product and all hazardous or toxic wastes or substances, any substances which because of their quantitative concentration, chemical, radioactive, flammable, explosive, infectious or other characteristics, constitute or may reasonably be expected to constitute or

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contribute to a danger or hazard to public health, safety or welfare or to the environment, including, without limitation, any asbestos (whether or not friable) and any asbestos-containing materials, waste oils, solvents and chlorinated oils, polychlorinated biphenyls (PCBs), toxic metals, etchants, pickling and plating wastes, explosives, reactive metals and compounds, pesticides, herbicides, radon gas, urea formaldehyde foam insulation and chemical, biological and radioactive wastes, or any other similar materials or any hazardous or toxic wastes or substances which are included under or regulated by any federal, state or local law, rule or regulation (whether now existing or hereafter enacted or promulgated, as they may be amended from time to time) pertaining to environmental regulations, contamination, clean-up or disclosures, and any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgments including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq. ("CERCLA"); the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. ("RCRA"); Superfund Amendments and Reauthorization Act of 1986, Public Law No. 99-499 (signed into law October 17, 1986) ("SARA"); Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq. ("TSCA"); Massachusetts Oil and Hazardous Material Release Prevention and Response Act, M.G.L. c. 21E; Massachusetts Hazardous Waste Management Act, M.G.L. c. 21C; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; or any other state superlien or environmental clean-up or disclosure statutes (all such laws, rules and regulations being referred to collectively as the "Environmental Laws"). Notwithstanding the foregoing, Tenant may store and use, in compliance with all applicable legal requirements, reasonable quantities of materials used in the ordinary course of general office use such as cleaning detergents and copier supplies.

        6.1.4 RULES AND REGULATIONS. To comply with the Rules and Regulations set forth in Exhibit C and all other reasonable Rules and Regulations hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building and the Lot and their facilities and approaches, it being understood that Landlord shall not be liable to Tenant for the failure of other tenants of the Building to conform to such Rules and Regulations. All such Rules and Regulations shall be nondiscriminatory in enforcement. Landlord shall, however, have the right to change such Rules and Regulations and to waive any one or more of them in the case of any one or more tenants in such circumstances as shall not be arbitrary or which would result in unfair applications of the rules and regulations to other tenants of the Building, and under such circumstances such waiver as to one tenant shall not constitute a waiver as to any other tenant.

        6.1.5 SAFETY APPLIANCES. To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority and to procure all licenses and permits required because of Tenant's use, and to do any work so required, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses. Tenant shall also comply with the requirements of all laws, orders and regulations of all governmental authorities, Federal, State or Municipal, having jurisdiction over the Premises or Building or the operation of Tenant's business, and Tenant shall comply with any order or request of said authorities respecting the operation of the Tenant's business or any condition caused thereby.

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        6.1.6   ASSIGNMENT AND SUBLETTING.

                (a) Tenant shall not assign, mortgage, pledge or otherwise transfer this Lease or make any sublease of the Premises, or permit occupancy of any part thereof by anyone other than Tenant (any such act being referred to herein as a "Transfer" and the other party with whom Tenant undertakes such act being referred to herein as a "Transferee") without the prior written consent of Landlord which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Landlord may refuse consent in its sole discretion (a) to any Transfer to any governmental or quasi-governmental authority or agency, to a personnel or employment agency, to any entity in connection with use by or affiliation with a foreign government, to an entity that would use the Premises for the provision of social or clinical services, and to any existing tenant in the Building who has been in active negotiations with Landlord within the last ninety (90) days, (b) to any Transfer which would in Landlord's good faith opinion impair or harm the reputation or value of the Building, change the character of the Building or interfere or be inconsistent with the use and enjoyment of the Building by other tenants or prospective tenants, or (c) to any Transfer in connection with a proposed use other than the Permitted Use. In all other cases, Landlord agrees that it shall not unreasonably withhold its consent to any proposed Transfer of the Premises by Tenant, pending Landlord's satisfactory review of the information to be supplied by Tenant regarding, among other matters, all material terms of the proposed Transfer, the proposed Transferee's creditworthiness and prospects, its intended use of the Premises, and the compatibility of such use with the other tenants and the character of the Building as a first-class office building. Any request by Tenant for such consent shall be in writing and shall include the name of the proposed Transferee, the nature of its business and proposed use of the Premises, complete information as to its financial condition and prospects, and all material terms and conditions of the proposed Transfer. Tenant shall supply such additional information about the proposed Transfer and Transferee as the Landlord reasonably requests. Tenant shall reimburse Landlord for its reasonable legal and other reasonable out-of-pocket expenses in connection with any request for consent. If Tenant is a corporation, partnership, limited liability company or other business organization, the following matters shall constitute a Transfer: (i) the transfer of or issuance of ownership interests, whether in one transaction or a series, equaling fifty (50%) percent or more of the equity interests in Tenant, or (ii) a reduction of Tenant's assets to the point that this Lease constitutes a substantial portion of Tenant's assets.

                (b) Notwithstanding the foregoing, Tenant may assign its entire interest under this Lease to a successor to Tenant by merger, consolidation or sale of all or substantially all of the assets of Tenant or any division of Tenant which is a separate legal entity (any such transaction with respect to Tenant or a division of Tenant, being hereinafter referred to as a "Merger") without the consent of Landlord, provided that all of the following conditions are satisfied and provided an Assumption Document (hereafter defined) is executed by Tenant and the assignee and delivered to Landlord prior to the effective date thereof: (i) Tenant is not in default under this Lease beyond any applicable grace or cure period, (ii) in the case of a Merger with respect to Tenant, Tenant's successor shall have a net worth which is at least equal to Tenant's net worth as of the date hereof, or in the case of a Merger with respect to a division of Tenant, Tenant shall have a net worth after such transaction which is at least equal to Tenant's net worth as of the date hereof and Tenant shall confirm to Landlord in writing its continuing liability hereunder, and (iii) Tenant shall give Landlord written notice at least 30 days prior to

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 the effective date of the proposed Merger. Tenant's notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. In addition, notwithstanding the foregoing, Tenant may sublease all or a portion of the Premises to an Affiliate without Landlord's consent for so long as any such subtenant remains an Affiliate of the Tenant, provided that all of the following conditions are satisfied and provided an Assumption Document (hereafter defined) is executed by Tenant and the subtenant and delivered to Landlord prior to the effective date thereof: (i) Tenant is not in default under this Lease beyond any applicable grace or cure period, and
 (ii) Tenant shall give Landlord written notice at least 30 days prior to the effective date of the proposed subletting. Tenant's notice to Landlord shall include information and documentation showing that each of the other conditions have been satisfied and that the subtenant is an Affiliate. "Affiliate" shall mean an entity which controls, is controlled by, or is under common control with, Tenant. Any Transfer described in this paragraph is herein referred to as a "Permitted Transfer."

                (c) Any Transfer shall specifically make applicable to the Transferee all of the provisions of this Section so that Landlord shall have against the Transferee all rights with respect to any further Transfer which are set forth herein. No Transfer (including without limitation a Permitted Transfer and any Transfer subsequent to a prior Transfer) shall affect the continuing primary liability of Tenant (including without limitation the originally named Tenant and any successor by assignment), which continuing primary liability shall be joint and several with each Transferee. No consent to any Transfer in a specific instance shall operate as a waiver in a subsequent instance. No Transfer shall be binding upon Landlord or its successors, unless Tenant shall deliver to Landlord a recordable instrument satisfactory to Landlord (an "Assumption Document") containing a covenant of assumption of all of the obligations of Tenant hereunder by the Transferee running to Landlord and all persons claiming by, through or under Landlord, provided that Landlord shall be under no obligation to recognize any subtenant upon termination of this Lease unless Landlord elects to consent to such recognition in Landlord's consent, which election may be made or withheld in Landlord's sole discretion. The Transferee's failure to execute such instrument shall not, however, release or discharge Transferee from its liability as a Transferee hereunder. Tenant shall not enter into any Transfer that provides for rental or other payment based on the net income or profits derived from the Premises. With respect to any Transfer other than a Permitted Transfer, Landlord shall be entitled to receive fifty percent (50%) of any consideration, however realized, which is received by Tenant on account of such Transfer in excess of the Annual Base Rent and additional rent reserved in this Lease applicable to the space being Transferred, after deducting therefrom all reasonable and customary expenses (including but not limited to bona fide brokerage fees, fit-up expenses, free rent periods, marketing costs and attorneys' fees) directly incurred by Tenant attributable to the Transfer (other than reimbursement of Landlord's reasonable review fees) ("Transfer Profit"). For purposes of calculating Transfer Profit, any bona fide amounts paid by the transferee for the transferor's movable personal property or intellectual property rights shall not be considered consideration. The provisions of this paragraph (c) apply equally to Permitted Transfers and Transfers for which Landlord's consent is required; provided, however, Landlord shall not be entitled to receive any Transfer Profit with respect to any Permitted Transfer.

                (d)     LANDLORD OPTION.

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                        (1)     RIGHT TO CANCEL. Notwithstanding any contrary
        provision of this Section 6.1.6 in connection with any proposed Transfer other than a Permitted Transfer, Landlord shall have an option ("Landlord's Right to Cancel") to cancel and terminate this Lease by notice to Tenant ("Cancellation Notice") if the request is to assign the Lease or to sublet all of the Premises; or, if the request is to sublet more than 30,000 square feet of rentable floor area but less than the entire Premises for 30 or more months, taking into account any extension options (or if less, the remainder of the Term), to cancel and terminate this Lease with respect to such portion. Landlord may exercise Landlord's Right to Cancel in a written notice given within twenty-one
        (21) days following the date Tenant gives Tenant's request to assign or sublet, and such cancellation or termination shall occur as of the commencement date of the proposed sublease or assignment. Landlord shall be deemed to have waived Landlord's Right to Cancel with respect to the assignment or sublease in question if Landlord has not given written notice of such cancellation within such twenty-one (21) day period.

        If Landlord exercises Landlord's Right to Cancel, then within ten (10) business days following the date Landlord gives the Cancellation Notice, Tenant may give notice to Landlord revoking its request for consent to the Transfer and certifying that Tenant will not proceed with the proposed Transfer. In the event Tenant timely gives such notice, Tenant shall not proceed with the Transfer, Landlord's Cancellation Notice will have no force or effect with respect to the Transfer request in question and the Lease will continue in full force and effect with respect to the premises subject to such request.

                        (2) CANCELLATION. If Landlord exercises Landlord's option to cancel this Lease or any portion thereof as the case may be, Tenant shall surrender possession of the Premises, or the portion thereof, which is the subject of the option, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Premises at the expiration of the Term, as if the Term had expired with respect to the Premises or portion thereof, as the case may be. If this Lease is cancelled as to a portion of the Premises only, (i) Annual Base Rent after the date of cancellation shall be abated on a pro rata basis, and (ii) Landlord shall have the right at Landlord's cost and expense to construct a demising wall between Tenant's remaining Premises and the premises for which the Lease was cancelled.

                (e) Any agreement by which Tenant agrees to enter into or execute any Transfer at the direction of any other party without Landlord's consent, or assigns its rights in the income arising from any Transfer to any other party, shall itself constitute a Transfer hereunder.

                (f) Any Transfer or attempted Transfer not in compliance with all of the terms and conditions set forth above shall be void, and shall be a default under this Lease.

                (g) Notwithstanding any contrary provision of this Lease, Tenant shall have no right to assign this Lease or sublet all or any portion of the Premises and any such assignment or sublease shall be void unless on both
 (i) the date on which Tenant notifies Landlord of its intent to enter into any assignment or sublease and (ii) the date on which such assignment or sublease is to take effect, Tenant is not in default of any of its obligations under

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 this Lease beyond any applicable grace or cure period; provided, however, that
 Landlord shall retain the right to waive the provisions of this Section
 6.1.6(g).

                (h) The acceptance by the Landlord of the payment of Annual Base Rent, additional rent or other charges following an assignment, subletting or other Transfer prohibited by this Section 6.1.6 shall not be deemed to be a consent by the Landlord to any such assignment, subletting or other Transfer, nor shall the same constitute a waiver of any right or remedy of the Landlord.

        6.1.7 INDEMNITY. To defend, with counsel reasonably approved by Landlord, all actions against Landlord, Manager, any partner, member, trustee, stockholder, officer, director, employee or beneficiary of Landlord or Manager, holders of mortgages secured by the Premises or the Building or Lot and any other party having an interest in the Premises ("Indemnified Parties") with respect to, and to pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, out-of-pocket costs and expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature to the extent (a) arising from Tenant's use and occupancy of the Premises or any activity done or permitted or suffered to be done by Tenant in, on, or about the Premises, (b) arising from any breach or default by Tenant of its obligations under this Lease, (c) arising from any act or omission of Tenant, its agents, employees, invitees or contractors or (d) arising from the existence, use, generation, storage or disposal of Hazardous Materials (as defined in Section 6.1.3 hereof) by or for Tenant or any agent, employee, contractor, licensee, sublessee or invitee of Tenant on, in or about the Premises, the Lot or any common facilities appurtenant thereto or any surrounding area, including, without limitation, any and all actual losses, liabilities, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from or related to removal of or other remediation respecting any and all Hazardous Materials.

        6.1.8 TENANT'S INSURANCE. To maintain the following insurance throughout the Term: (i) "All Risk" or Special Form property insurance including, but not limited to, fire, extended coverage, vandalism and malicious mischief coverage upon all property owned by Tenant and located in the Building, in the full replacement cost thereof; (ii) Extra Expense or, if applicable, Business Income Insurance in an amount sufficient to reimburse Tenant for loss of use of the Premises attributable to the prevention of access to the Building or Premises as a result of the perils insured in clause (i) above; (iii) Commercial General Liability Insurance to include personal injury, bodily injury, property damage liability (with a broadening endorsement), premises/operations, blanket contractual liability, in limits not less than Two Million Dollars ($2,000,000.00) per occurrence, inclusive; the limit can be satisfied through a combination of a primary general liability policy and an umbrella liability policy; (iv) Workers' Compensation insurance with limits at least as required by applicable law and Employers Liability insurance with limits of at least $1,000,000 each accident, $1,000,000 each employee, and $1,000,000 policy limit for disease; and (v) Business Interruption Insurance as presently carried by Tenant or such higher amounts as Landlord may require. The Landlord shall have the right from time to time to require additional insurance or coverages or increase such minimum limits consistent with other first class office buildings in the East Cambridge/Kendall Square area as Landlord may require, upon notice to the Tenant, but not more than once per year; provided, however, that

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Tenant shall have the right to self insure for any additional coverages if
Tenant has a minimum net worth of at least $75,000,000. Notwithstanding the foregoing, the initial Tenant named herein shall have the right to self insure with respect to the coverages set forth in clauses (ii) and (v) above.

        All insurance required to be carried by Tenant pursuant to this Section
6.1.8 may be provided under one or more blanket insurance policies covering other locations and facilities operated by Tenant, provided that such blanket policies otherwise comply with the provisions of this section and specifically reserve to the Premises, Building, Lease and Tenant's obligations hereunder coverages in the limits required hereunder.

        All policies shall be taken out, in form reasonably satisfactory to Landlord, with Tenant's current insurance provider or may be taken out with a responsible insurance company, qualified to do business and in good standing in Massachusetts with a Best's insurance rating of not less than A:X, and shall (i) include Landlord, Manager and any mortgagee of Landlord as additional insureds, as their interests may appear, (ii) contain a waiver of any right of subrogation against Landlord, its agents, employees, and representatives which might arise for any reason, (iii) contain a cross-liability endorsement, and (iv) contain a provision that any coverage afforded thereby shall be primary and noncontributing with respect to any insurance carried by Landlord, and any insurance carried by Landlord shall be excess and noncontributing. Tenant shall provide certificates of insurance in form reasonably satisfactory to Landlord before the Commencement Date, and shall provide certificates evidencing renewal at least ten (10) days before the expiration of such policy. All policies shall contain an endorsement requiring at least thirty (30) days' prior written notice to Landlord and any mortgagee of Landlord prior to any material change, reduction, cancellation or other termination.

        Upon termination of this Lease pursuant to any casualty, Tenant shall immediately pay to Landlord any insurance proceeds received by Tenant relating to the Landlord's Work and any alterations or improvements to the Premises, unless Landlord has required their removal.

        6.1.9   INTENTIONALLY OMITTED.

        6.1.10 LANDLORD'S RIGHT OF ENTRY. To permit Landlord and Landlord's agents entry: to examine the Premises at reasonable times and, upon reasonable prior notice (except no prior notice is required in case of emergency) and, if Landlord shall so elect, to make repairs or replacements; to remove, at Tenant's expense, any changes, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like which required, but for which Tenant never obtained, Landlord's consent in writing, and which Tenant has not removed within thirty (30) days after written notice from Landlord; and to show the Premises to others upon reasonable advance notice. Landlord shall permit Tenant or its agent to accompany Landlord when it enters the Premises pursuant to this Section and shall use commercially reasonable efforts to accommodate Tenant's schedule in light of the confidential materials Tenant intends to maintain at the Premises, and Landlord shall use best efforts to protect and keep confidential the confidential materials Tenant maintains at the Premises.

        6.1.11 LOADING. Not to place Tenant's Property, as defined in Section 6.1.13, upon the Premises so as to exceed a rate of eighty (80) pounds of live load per square foot and not to move

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any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such times as Landlord shall in each instance approve. Landlord agrees that prior to the Term Commencement Date Tenant may reinforce the area of the Premises described in EXHIBIT F, subject to reasonable conditions imposed by Landlord after review of all plans and specifications which shall be prepared by Landlord's structural engineer at Tenant's expense, and provided Tenant has obtained all required permits and licenses required from all applicable governmental authorities. Such reinforcement work shall be subject to the provisions of this Lease, including without limitation Sections 3.3, 3.4 and 3.5 and the provisions of Section 3.5 relating to access to the second floor (west) of the Building in connection therewith. Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other leased space in the Building shall be placed and maintained by Tenant in settings of cork, rubber, spring or other types of vibration eliminators sufficient to eliminate such vibration or noise.

        6.1.12 LANDLORD'S COSTS. In case Landlord or Manager shall be made party to any litigation commenced by or against Tenant or by or against any parties in possession of the Premises or any part thereof claiming under Tenant, Tenant agrees to pay, as additional rent, all actual out-of-pocket costs, including, without implied limitation, reasonable counsel fees, incurred by or imposed upon Landlord in connection with such litigation.

        6.1.13 TENANT'S PROPERTY. All the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant (collectively, "Tenant's Property") which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the Lot shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord; provided however that the foregoing shall not apply to any damage or destruction caused solely by the negligent acts or omissions of Landlord, the Manager or their respective contractors, employees, agents or invitees, this provision, however, remaining subject to the waivers of claims by Tenant contained in Section 10.18.

        6.1.14 LABOR OR MATERIALMEN'S LIENS. To pay promptly when due the entire cost of any work done on the Premises by or for Tenant, its agents, employees or independent contractors; not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises; and immediately to discharge or bond over any such liens which may so attach.

        6.1.15  INTENTIONALLY DELETED.

        6.1.16 HOLDOVER. To pay to Landlord the greater of one hundred fifty percent (150%) (such percentage to be 200% for the forty-fifth (45th) and all subsequent days of holding over if Tenant holds over for more than forty-five days) of (a) the then fair market monthly rent as reasonably determined by Landlord or (b) the total monthly payments of Annual Base Rent and additional rent (and all other sums otherwise due hereunder) applicable at the end of the Term for each month or portion thereof Tenant shall retain possession of the Premises or any part thereof

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after the termination of this Lease, whether by lapse of time or otherwise, and also to pay all expenses and damages incurred or sustained by Landlord on account thereof (such expenses and damages to exclude consequential and incidental damages if the holding over is less than forty-five (45) days, and to include consequential and incidental damages if the holding over is for forty-five (45) days or more); the provisions of this subsection shall not operate as a waiver by Landlord of the right of re-entry provided in this Lease.

        6.1.17 SECURITY. To indemnify, and save Landlord and Manager harmless from any claim for injury to person or damage to property asserted by any personnel, employee, guest, invitee or agent of Tenant which is suffered or occurs in or about the Premises or in or about the Building or the Lot or the common facilities appurtenant thereto by reason of the act of any intruder or any other person in or about the Premises, the Building, the Lot or such common facilities; except to the extent such injury or damage is caused solely by the negligent acts or omissions of Landlord, this exception, however, remaining subject to the waivers of claims by Tenant contained in Section 10.18.

        6.1.18 FINANCIAL STATEMENTS. To furnish to Landlord annually within ninety (90) days of the end of each calendar year during the Term, Tenant's most recent audited financial statements (including any notes to them) or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been most recently prepared by an independent certified public accountant or, if no such statements have been prepared, current internally prepared financial statements in form acceptable to Landlord, certified by Tenant's Chief Financial Officer. Tenant agrees that in the event Tenant's corporate structure is altered through merger, acquisition or the like, such that Tenant becomes a parent, division, or subsidiary of another corporate entity, any and all financial statements delivered by Tenant pursuant to this Section will contain financial information pertaining only to Tenant's operations and not to any such parent, division, or subsidiary. The foregoing shall not be deemed to constitute Landlord's consent to any Transfer or in any way derogate from the provisions of Section 6.1.6. Tenant represents and warrants that any financial statements provided by it to Landlord were true, correct and complete when provided, and that no material adverse change has occurred since that date which would render them inaccurate or misleading, and each delivery of financial statements hereunder to Landlord shall be deemed a representation and warranty that such statements are true, correct and complete as of the date of delivery to Landlord. Without limitation of any other obligation under this Lease, the parties agree that this Section 6.1.18 shall apply to each person or entity which is liable to Landlord under this Lease. The provisions of this Section 6.1.18 shall be inapplicable for as long as the shares of Tenant's stock are listed or traded on a national securities exchange and Tenant is in compliance with the periodic report filings required pursuant to Section 13 of the Securities Exchange Act of 1934.

                                   ARTICLE VII

                               CASUALTY AND TAKING

7.1     CASUALTY AND TAKING.

In case during the Term all or any substantial part of the Premises, Building, Lot or common facilities appurtenant thereto, or any one or more of them, are damaged materially by fire or any

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other cause, or by action of the public or other authority in consequence thereof or are taken by eminent domain or Landlord receives compensable damage with respect thereto by reason of anything lawfully done in pursuance of public or other authority (collectively, a "Casualty or Taking"), this Lease shall terminate at Landlord's election, which may be made, notwithstanding Landlord's entire interest may have been divested, by notice to Tenant within ninety (90) days after the occurrence of the event giving rise to the election to terminate, which notice shall specify the effective date of termination which shall be not less than thirty (30) nor more than sixty (60) days after the date of notice of such termination.

In case during the Term (a) all or a substantial portion of the Premises are damaged or taken by a Casualty or Taking or (b) a sufficient portion of the common areas are damaged or taken by a Casualty or Taking to preclude practical access to the Premises, and in the case of either (a) or (b), as a result of such damage or taking the Premises or a substantial portion thereof are rendered unusable for the conduct of Tenant's business, and such damage is of a character as cannot in Landlord's reasonable judgment reasonably be expected to be repaired within twelve (12) months of the Casualty or Taking, then, so long as Tenant is not in default of any of its obligations under the Lease beyond any applicable grace or cure periods, this Lease shall terminate at Tenant's election, which may be made, notwithstanding Tenant's entire interest may have been divested, within thirty (30) days after Landlord's delivery to Tenant of the estimate of the time period for such restoration. Landlord will provide such estimate to Tenant within ninety (90) days following the Casualty or Taking. Any such termination shall be effective on the date of the event giving rise to the election.

If in any such case the Premises are rendered unfit for use and occupation for the Permitted Uses and the Lease is not terminated, and Tenant is not then in default of any of its obligations under the Lease beyond applicable grace and cure periods, Landlord shall use due diligence to put that portion of the Building containing the Premises, including Initial Tenant Improvements paid for out of the Tenant Improvement Allowance, or, in case of a taking, what may remain thereof (excluding any other items installed or paid for by Tenant) into proper condition for use and occupation to the extent permitted by zoning and other codes and regulations and by the net award of insurance or damages available to and actually received by Landlord, plus any applicable deductible, and a just proportion of the Annual Base Rent and additional rent according to the nature and extent of the injury shall be abated until such portion of the Building or such remainder shall have been put by Landlord in such condition; and in case of a taking which permanently reduces the area of the Premises, a just proportion of the Annual Base Rent and additional rent shall be abated for the remainder of the Term and an appropriate adjustment shall be made to the Annual Estimated Operating Expenses.

If neither party elects to terminate this Lease as provided herein, Tenant shall, at its own cost and expense, repair and restore the Premises (exclusive of the Initial Tenant Improvements paid for out of the Tenant Improvement Allowance) in accordance with the provisions of Sections 3.3, 3.4 and 3.5, including, but not limited to, the repairing and/or replacement of Tenant's trade fixtures, furnishings and equipment in a manner and to at least a condition equal to that prior to its damage or destruction. Tenant agrees to commence the performance of its work within thirty (30) days after Tenant receives written notification from Landlord that the work to be performed by Tenant can, in accordance with good construction practices, then be commenced and Tenant shall complete such work as promptly thereafter as is practicable.

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Notwithstanding any other provision hereof, in the event of any taking of the
Premises or any part thereof for temporary use, this Lease shall be and remain unaffected thereby and rent shall equitably abate for the period of such taking to the extent Tenant is unable to use, occupy or access the Premises or any portion thereof.

7.2     RESERVATION OF AWARD.

Landlord reserves to itself any and all rights to receive awards made for damages to the Premises, Building, Lot or common facilities appurtenant thereto and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all Tenant's rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for (i) movable trade fixtures installed by Tenant or anybody claiming under Tenant, at its own expense or (ii) relocation expenses recoverable by Tenant from such authority in a separate action; provided and only to the extent that, in the case of both (i) and (ii), such damages payable to Tenant do not reduce the award otherwise available to Landlord.

                                  ARTICLE VIII

                      RIGHTS OF MORTGAGEE AND GROUND LESSOR

8.1     PRIORITY OF LEASE.

Provided that Landlord delivers to Tenant a Non Disturbance Agreement (hereafter defined), this Lease shall be subject and subordinate to any mortgage ("Mortgage") or ground lease ("Ground Lease") now or hereinafter placed on or affecting the Lot, the Building, or both, or any portion or portions thereof or interest therein, which are separately and together hereinafter in this Article VIII referred to as the "affected premises," and to each advance made or hereafter to be made under any Mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions of any Mortgage or Ground Lease.

        In the event that any mortgagee or its successor in title or any ground lessor shall succeed to the interest of Landlord, then Tenant shall and does hereby agree to attorn to such mortgagee or successor or ground lessor and to recognize such mortgagee or successor or ground lessor as its Landlord. Any claim by Tenant under the Lease against the mortgagee or such successor shall be satisfied solely out of the mortgagee's or such successor's or ground lessor's interest in the Premises and Tenant shall not seek recovery against or out of any other assets of mortgagee or such successor or ground lessor.

        "Non disturbance Agreement" shall mean an agreement substantially in the form attached hereto as Exhibit K.

        Simultaneously with the execution of this Lease, Landlord shall deliver a Non Disturbance Agreement from each existing mortgagee and ground lessor.

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8.2     RIGHTS OF MORTGAGEE AND GROUND LESSOR TO CURE.

No act or failure to act on the part of Landlord which would entitle Tenant, under the terms of this Lease or as a matter of law, to be released from Tenant's obligations hereunder or to terminate this Lease shall result in a release of such obligations or a termination of this Lease unless Tenant first gives written notice of and a specific description of Landlord's act or failure to act to Landlord's mortgagees and ground lessors of whom Tenant has been given written notice, if any, and such mortgagee and ground lessor fail to cure such default within thirty (30) days after receipt of such notice. However, if such cure reasonably requires more than thirty days to effect, such mortgagee and ground lessor shall have such additional time as is reasonably necessary in the circumstances, including time to take possession of the Property. This Section shall not impose any obligation on any such mortgagee or ground lessor. Tenant's execution of estoppel certificates, nondisturbance agreements or similar agreements which identify Landlord's mortgagee or ground lessor shall be deemed to be notice to Tenant hereunder.

                                   ARTICLE IX

                                     DEFAULT

9.1     EVENTS OF DEFAULT.

If Tenant fails to pay any installment of Annual Base Rent when due, and such default continues for seven (7) business days after notice from Landlord (provided that Tenant shall be entitled to such notice and seven-day grace period for only the first two such defaults in any twelve-month period), or if Tenant fails to pay any installment of additional rent or any other monetary obligation to Landlord when due, and such default continues for ten (10) days following notice from Landlord, or if any representation or warranty of Tenant is not true in all material respects when made, or if Tenant fails to provide an estoppel certificate to Landlord within the time period provided and otherwise in accordance with Section 10.9 hereof, and such failure continues for five (5) business days after a second request to have the certificate provided by Tenant is given, which to be effective, such second notice must have at the top, in bold type face and in a font greater than the rest of the notice, the following statement: "Important Notice: Failure to respond within five (5) business days may lead to an Event of Default under your Lease for 55 Cambridge Parkway, Cambridge, MA," and continues for three (3) business days after a third request to have the certificate provided by Tenant is given, which to be effective, such third notice must have at the top, in bold type face and in a font greater than the rest of the notice, the following statement: "Important and Final Notice:
Failure to respond within three (3) business days will constitute an Event of Default under your Lease for 55 Cambridge Parkway, Cambridge, MA," or if Tenant fails to timely procure and maintain any insurance as required by any provision of this Lease, or if Tenant assigns this Lease or subleases any portion of the Premises in violation of Section 6.1.6, or if any other default under this Lease continues for more than thirty (30) days after notice, or such longer period as may be reasonably necessary to cure such default so long as Tenant commences such cure within such thirty (30) day period and thereafter diligently pursues such cure to completion (but in no event shall the aggregate cure period exceed one hundred twenty (120) days); or if Tenant becomes insolvent, fails to pay its debts as they fall due, files a petition under any chapter of the U.S. Bankruptcy Code, 11 U.S.C. 101 et seq., as it may be amended (or any similar petition under any insolvency law of

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any jurisdiction), or if such petition is filed against Tenant; or if Tenant proposes any dissolution, liquidation, composition, financial reorganization or recapitalization with creditors, makes an assignment or trust mortgage for benefit of creditors, or if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to any property of Tenant; or if the leasehold hereby created is taken on execution or other process of law in any action against Tenant or if a default (beyond any applicable notice and cure period) shall occur under any First Offer Lease (each of the foregoing being referred to herein as an "Event of Default"); then, and in any such case, or in the case of any other Event of Default so identified in this Lease, Landlord and the agents and servants of Landlord may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter while such default continues and remains uncured and without further notice, at Landlord's election, do any one or more of the following: (1) give Tenant written notice stating that the Lease is terminated, effective upon the giving of such notice or upon a date stated in such notice, as Landlord may elect, in which event the Lease shall be irrevocably extinguished and terminated as stated in such notice without any further action, and (2) with or without process of law, enter and repossess the Premises as of Landlord's former estate, and expel Tenant and those claiming through or under Tenant, and remove its and their effects, without being guilty of trespass, in which event the Lease shall be irrevocably extinguished and terminated at the time of such entry, and (3) pursue any other rights or remedies permitted by law. Any such termination of the Lease shall be without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and in the event of such termination Tenant shall remain liable under this Lease as hereinafter provided. Tenant hereby waives all statutory rights (including, without limitation, rights of redemption, if any) to the extent such rights may be lawfully waived, and Landlord, without notice to Tenant, may store Tenant's effects and those of any person claiming through or under Tenant at the expense and risk of Tenant and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

9.2     TENANT'S OBLIGATIONS AFTER TERMINATION.

In the event that this Lease is terminated under any of the provisions contained in Section 9.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the Term over the fair market rental value of the Premises for said residue of the Term as determined by Landlord in good faith. In calculating the rent reserved, there shall be included, in addition to the Annual Base Rent and all additional rent, the value of all other consideration agreed to be paid or performed by Tenant for said residue. Tenant further covenants as an additional and cumulative obligation after any such ending to pay punctually to Landlord all the sums (including without limitation, Annual Base Rent and additional rent) and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant under the immediately preceding sentence, Tenant shall be credited with any amount paid to Landlord as compensation as provided in the first sentence of this Section 9.2 and also with the net proceeds of any rents obtained by Landlord by reletting the Premises, after deducting all Landlord's expenses in connection with such reletting, including, without implied limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that

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Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in good faith considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in good faith considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid. Landlord shall use reasonable efforts to relet the Premises.

In lieu of full recovery by Landlord of all sums payable under the foregoing provisions of this Section 9.2, Landlord may by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in
Section 9.1, or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover and Tenant shall thereupon pay, as liquidated damages, an amount equal to the sum of (A) the amount of Annual Base Rent and additional rent of any kind accrued and unpaid at the time of termination, plus (B) an amount equal to the product of (x) twelve (12) (or if less, the number of months which would have otherwise remained in the Term) multiplied by (y) the aggregate of the Annual Base Rent and additional rent accrued under Article IV in the month ended next prior to such termination.

Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

                                    ARTICLE X

                                  MISCELLANEOUS

10.1    NOTICE OF LEASE.

Upon request of either party, both parties shall execute and deliver, after the Term begins, a statutory notice of this Lease in form appropriate for recording or registration, and if this Lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination.

10.2    NOTICES FROM ONE PARTY TO THE OTHER.

All notices required or permitted hereunder shall be in writing and addressed, if to the Tenant, at Tenant's Address set forth in Section 1.1 or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at Landlord's & Manager's Address set forth in Section 1.1 or such other addresses as Landlord shall have last designated by notice in writing to Tenant. Any notice shall have been deemed duly given if mailed to such address postage prepaid, registered or certified mail, return receipt requested, three business days after the same is deposited with the U.S. Postal Service, or if delivered to such address by hand, when delivery is first attempted, or if sent by nationally recognized overnight courier service,

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fees prepaid, on the first business day after the date deposited with such courier service, or if transmitted by facsimile with confirmatory original by one of the other methods of delivery herein described, on the date so transmitted by facsimile.

10.3    BIND AND INURE.

The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Landlord named herein and each successive owner of the Premises shall be liable only for the obligations accruing during the period of its ownership.

10.4    LIMITATION ON LIABILITY.

        10.4.1 The obligations of Landlord do not constitute personal obligations of the trustees, partners, directors, officers or shareholders of Landlord, Landlord's beneficiary or any constituent partner of Landlord's beneficiary, and Tenant shall not seek recourse against the trustees, partners, directors, officers or shareholders of Landlord, Landlord's beneficiary or any constituent partner of Landlord's beneficiary or any of their personal assets for satisfaction of any liability with respect to this Lease or otherwise.

        10.4.2 Tenant's sole and exclusive remedy shall be against the Landlord's interest in the Building and Lot and the rents and profits therefrom, including insurance proceeds, eminent domain awards, and the proceeds of any sale of the Building or Lot.

        10.4.3 Neither Landlord's beneficiary not any constituent partner of Landlord's beneficiary shall be sued, named as a party in any suit or action, or served with process therein, and neither Landlord's beneficiary nor any constituent partner of Landlord's beneficiary shall be required to respond to any service of process.

        10.4.4 No judgment will be taken against Landlord's beneficiary or any constituent partner of Landlord's beneficiary, and no writ of execution will be levied against the assets of Landlord's beneficiary or any such partner; no personal judgment will be taken against Landlord's trustee, and no writ of execution will be leveled against the personal assets of Landlord's trustee.

        10.4.5 These covenants and agreements are enforceable both by Landlord and also by Landlord's trustee and beneficiary, and any constituent partner of Landlord's beneficiary and shall bind Tenant and its successors and assigns.

        10.4.6 In no event shall either party be liable to the other for any incidental, indirect, special or consequential damages, except that Tenant shall be liable for such damages to the extent set forth in Section 6.1.16 with respect to holding over by Tenant.

10.5    NO SURRENDER.

The delivery of keys to any employee of Landlord or to Manager or any employee or agent thereof shall not operate as a termination of this Lease or a surrender of the Premises. No act by

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Landlord or Manager or any employee or agent thereof shall be deemed an acceptance of a surrender of the Premises.

10.6    NO WAIVER, ETC.

The failure of either party to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation, nor shall the failure of Landlord to enforce any of the Rules and Regulations against any other tenant in the Building be deemed a waiver of any such Rules or Regulations. The receipt by Landlord of Annual Base Rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach by Landlord, unless such waiver be in writing and signed by Landlord. No consent or waiver, express or implied, by either party to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

10.7    NO ACCORD AND SATISFACTION.

No acceptance by Landlord of a lesser sum than the Annual Base Rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

10.8    CUMULATIVE REMEDIES.

The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

The specific remedies to which Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Landlord of any provisions of this Lease. In addition to the other remedies provided in this Lease, Tenant shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions. Notwithstanding the forgoing, this paragraph shall not apply to defaults by Landlord for which a remedy by Tenant is specified in this Lease to be the sole or exclusive remedy for such default, and to this paragraph shall not be deemed to create any remedies or means of redress for Tenant which are otherwise excluded in this Lease.

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10.9    LANDLORD'S RIGHT TO CURE.

If Tenant shall at any time default in the performance of any obligation under this Lease, then following the applicable "Delay Period" (as set forth below), if any, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation, notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act as Landlord deems advisable. All sums paid by Landlord (together with interest at the Default Interest Rate) and all incidental costs and expenses in connection with the performance of any such act by Landlord (together with interest at the Default Interest Rate), shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease. There shall be no Delay Period in any circumstance or situation in which Landlord believes in good faith that there is an imminent threat of injury or damage to the Building (or the systems or structure thereof) or people or Landlord's interest in the Building and Lot. The Delay Period shall be five (5) business days after notice to Tenant specifying the subject default in any circumstance or situation in which Tenant's default directly results in the annoyance to or interference with any other occupant's use and enjoyment of the Building. The Delay Period shall be the cure period specified in Section 9.1 for the subject default in all other circumstances and situations.

10.10   ESTOPPEL CERTIFICATE.

Tenant agrees, from time to time, upon not less than ten (10) days' prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing in the form attached hereto as Exhibit E, or in such other reasonable form as may be requested by Landlord, certifying that this Lease is unmodified and in full force and effect; that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Annual Base Rent and additional rent and to perform its other covenants under this Lease; that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications, and, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail); the dates to which the Annual Base Rent, additional rent and other charges have been paid; and any other information reasonably requested by Landlord. Any such statement delivered pursuant to this Section 10.10 shall be in a form reasonably acceptable to and may be relied upon by Landlord, or any prospective purchaser, mortgagee or ground lessor of premises which include the Premises or any portion thereof or any prospective assignee of any such mortgagee or ground lessor. Reference is hereby made to Section 10.14 with respect to modifications of the Lease.

10.11   ACTS OF GOD.

In any case where Landlord or Tenant is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed

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time or a "reasonable time", and such time shall be deemed to be extended by the period of such delay. The provisions of this Section 10.11 shall not apply to monetary obligations of Tenant.

10.12   BROKERAGE.

Tenant and Landlord each represents and warrants to the other that it dealt with no brokers in connection with this transaction other than the Broker, as designated in Section 1.1, and agrees to defend, with counsel approved by the other, indemnify and save the other harmless from and against any and all cost, expense or liability in the event such representation in false or alleged to be false.

10.13   SUBMISSION NOT AN OFFER.

The submission of a draft of this Lease or a summary of some or all of its provisions, or the acceptance of a letter of intent to lease, does not constitute an offer to lease or demise the Premises or bind the Landlord and Tenant, it being understood and agreed that neither Landlord nor Tenant shall be legally bound with respect to the leasing of the Premises unless and until this Lease in form satisfactory to Landlord and Tenant, each in its sole discretion, has been executed by both Landlord and Tenant and a fully executed copy has been delivered to each of them.

10.14   APPLICABLE LAW AND CONSTRUCTION.

This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall be declared invalid or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Lease and their application to other persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties, and in the place of such invalid or unenforceable provision, there shall be substituted a like, but valid and enforceable provision which comports to the findings of the aforesaid court and most nearly accomplishes the original intention of the parties.

There are no oral or written agreements between Landlord and Tenant affecting this Lease. Landlord has made no representation or warranty regarding the Building, the Premises, the Lot or the subject matter of this Lease except as may be expressly set forth herein. This Lease may be amended, and the provisions hereof may be amended or modified, only by a separate written instrument signed by both Landlord and Tenant, which instrument is titled "Lease Amendment" (or words of similar import) and recites that such instrument is an amendment to the Lease. In addition, neither party may waive any of its rights or options under this Lease unless such waiver is set forth in a separate written instrument signed by the party so waiving its rights or options, which instrument is titled "Lease Waiver" (or word of similar import) and also explicitly recites that such instrument is a waiver. Accordingly, any provision contained in any estoppel certificate, any consent, approval or similar instrument which has the effect of amending, modifying or waiving - as opposed to confirming the existence of - any of Tenant's rights, options or obligations under the Lease shall NOT be effective and binding on Landlord or Tenant unless such provision is also contained in a separate written lease amendment or lease waiver that complies with the foregoing requirements; notwithstanding the foregoing, however, Tenant

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acknowledges that Landlord or any current or prospective purchaser, ground
Lessor or mortgagee of the Premises shall be entitled to rely on the accuracy of any factual statement made by Tenant in any estoppel certificate, consent, approval or similar instrument, as the case may be; and that any Non-Disturbance Agreement (defined in Section 8.1) executed by Tenant shall be fully effective in accordance with its terms (provided further than any Non-Disturbance Agreement shall not amend or modify the Lease as between Tenant and Landlord, but shall only be effective and modify or amend the Lease as between Tenant and Lender, Successor Landlord (as defined in Exhibit K) and their successors and assigns, and for a lease modification of amendment to be effective as between Landlord and Tenant, it must be made pursuant to the provisions above).

The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease.

Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant, the obligations imposed by this Lease upon Tenant shall be joint and several.

10.15   AUTHORITY

        10.15.1         AUTHORITY OF TENANT

Tenant represents and warrants to Landlord (which representations and warranties shall survive the delivery of this Lease) that: (a) Tenant (i) is duly organized, validly existing and in good standing under the laws of its state of incorporation or creation, (ii) has the corporate or other power and authority to carry on businesses now being conducted and is qualified to do business in every jurisdiction where such qualification is necessary, and (iii) has the corporate or other power to execute and deliver and perform its obligations under this Lease, and (b) the execution, delivery and performance by Tenant of its obligations under this Lease have been duly authorized by all requisite corporate or other action and will not violate any provision of law, any order of any court or other agency of government, the corporate charter or by-laws or other governing documents of the Tenant or any indenture, agreement or other instrument to which it is a party or by which it is bound. Contemporaneously with Tenant's execution and delivery of this Lease, Tenant shall furnish to Landlord written evidence of such authorization.

        10.15.2         AUTHORITY OF LANDLORD

Landlord represents and warrants to Tenant (which representations and warranties shall survive the delivery of this Lease), that: (a) Landlord (i) is duly organized, validly existing and in good standing under the laws of its state of incorporation or creation, (ii) has the corporate or other power and authority to carry on business now being conducted and is qualified to do business in every jurisdiction where such qualification is necessary, and (iii) has the corporate or other power to execute and deliver and perform its obligations under this Lease, and (b) the execution, delivery and performance by Landlord of its obligations under this Lease have been duly authorized by all requisite corporate or other action and will not violate any provision of law, any

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order of any court or other agency of government, the corporate charter or by-laws or other governing documents of Landlord or any indenture, agreement or other instrument to which it is a party or by which it is bound.
Contemporaneously with Landlord's execution and delivery of this Lease, Landlord shall furnish to Tenant written evidence of such authorization.

10.16   CONFIDENTIALITY.

Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for the Landlord's benefit, and may not be disclosed by Tenant to anyone (other than to Tenant's attorneys, accountants and creditors as necessary for Tenant to conduct its business), by any manner or means, directly or indirectly, without Landlord's prior written consent. The consent by the Landlord to any disclosures shall not be deemed to be a waiver on the part of the Landlord of any prohibition against any future disclosure.

10.17   LANDLORD'S FEES; ENFORCEMENT COSTS.

Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord's reasonable and actual out-of-pocket costs incurred in reviewing the proposed action or consent, including without limitation reasonable attorneys', engineers' or architects' fees, upon demand. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

If either party institutes a suit against the other for violation of or to enforce any covenant or condition of this Lease, or if either party intervenes in any suit in which the other is a party to enforce or protect its interest or rights, the prevailing party shall be entitled to all of its reasonable costs and expenses, including without limitation, reasonable attorneys' fees and expenses in or out of litigation, and, if in litigation, trial or appellate proceedings expended or incurred in connection therewith, as determined by a court of competent jurisdiction

10.18   WAIVER OF SUBROGATION

Notwithstanding any provision of this Lease to the contrary, Landlord and Tenant each hereby waive any and all right of recovery which it may have against the other party and its agents, employees, licensees and contractors for any loss or damage to the Building, Premises or anything therein, and for any injury to or death of persons occurring in, on or about the Building or Premises, from any hazard which is covered under an "all risk" property insurance policy required to be carried hereunder by such waiving party (or which would have been covered had such policy been carried), or, if providing greater coverage, any "all risk" property insurance policy actually carried by such waiving party; provided the waiver herein shall not extend to any loss in excess of the coverage limit of such insurance policies or the deductible under such insurance policies. The foregoing waiver shall also be in effect with respect to any hazards which Tenant self-insures against pursuant to the provisions of this Lease. The waiver set forth herein shall be in effect notwithstanding that any such loss or damage may result from the negligence or other fault by the party benefiting from the waiver. In the event that an extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If, at the request of one

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party, this release and non-subrogation provision is waived, then the obligation of reimbursement shall cease for a period of time as such waiver shall be effective. If the release of either party provided above shall contravene any law with respect to exculpatory agreements, the liability of the party for whose benefit such release was intended shall remain but shall be secondary to that of the other party's insurer.

EXECUTED as a sealed instrument in two or more counterparts on the day and year first above written.

                                  LANDLORD:


                                  /s/ John A. Pirovano
                                  ---------------------------------------
                                  John A. Pirovano, as Trustee of the CC&F
                                  Cambridge Parkway Trust, and not individually


                                  TENANT:

                                  Genzyme Corporation


                                  By:    /s/ Evan Lebson
                                         --------------------------------
                                  Name:  Evan Lebson
                                  Title: Treasurer
                                  Hereunto duly authorized

                                     - 58 -
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                                    EXHIBIT A

                               DESCRIPTION OF LOT

        A parcel of land on the northwesterly side of Cambridge Parkway in Cambridge, Middlesex County, Massachusetts shown as Lot A on a plan entitled "Plan of Land of Trustees of Real Estate Investment Trust of America, Cambridge, Ma." dated October 13, 1982, prepared by Raymond C. Pressey, Inc., and recorded in Middlesex South District Registry of Deeds in Book 15241, Page 351, and bounded and described according to said plan as follows:

SOUTHEASTERLY          by Cambridge Parkway three hundred eighty-four and fifty
                       hundredths (384.50) feet;

SOUTHWESTERLY          by the other land of Real Estate Investment Trust of
                       America, one hundred seventy-five (175.00) feet;

NORTHWESTERLY          by Commercial Avenue, three hundred eighty-four and
                       fifty hundredths (384.50) feet; and

NORTHEASTERLY          by land now or formerly of the City of Cambridge, as
                       more particularly described in an order of taking recorded in Middlesex South District Registry of Deeds in Book 14159, Page 51, one hundred seventy-five (175.00) feet.

                                   EXHIBIT A-1

                              PLAN SHOWING PREMISES

                               (Follows this Page)

                                    EXHIBIT B

                                 LANDLORD'S WORK

        The following main lobby improvements will be substantially completed by October 30, 2002 substantially in accordance with design specifications or renderings therefore previously delivered to Tenant:

        1.   Install new security desk.

        2.   Upgrade general seating area.

        3. Install new building directory signage identifying Tenant and others.

        4.   Replace fabric on panels.

        5.   Install new carpet.

        6.   In first floor Men's Room, lower urinal to comply with ADA.

        In addition, Landlord shall paint and carpet the elevator lobby on each office floor, substantially in accordance with design specifications or renderings previously delivered to Tenant. Such work shall be substantially completed within sixty (60) days after the Term Commencement Date.

        In addition, Landlord will remove the underground storage tank located under the loading dock within one year following the Term Comment Date in compliance with applicable law at Landlord's cost and expense.

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                                    EXHIBIT C

                              RULES AND REGULATIONS

A. The entrances, lobbies, passages, corridors, elevators, halls, courts, sidewalks, vestibules, and stairways shall not be encumbered or obstructed by Tenant, Tenant's agents, servants, employees, licensees or visitors or used by them for any purposes other than ingress or egress to and from the Premises.

B. The moving in or out of all safes, freight, furniture, or bulky matter of any description shall take place during the hours which Landlord may reasonably determine from time to time. Landlord reserves the right to inspect all freight and bulky matter to be brought into the Building and to exclude from the Building all freight and bulky matter which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord reserves the right to have Landlord's structural engineer review Tenant's floor loads on the Premises at Tenant's expense.

C. Tenant, or the employees, agents, servants, visitors or licensees of Tenant shall not at any time place, leave or discard any rubbish, paper, articles, or objects of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Building. No animals or birds shall be brought or kept in or about the Building. Bicycles shall not be permitted in the Building.

D. Tenant shall not place objects against glass partitions or doors or windows or adjacent to any common space which are visible from the Building corridors or from the exterior of the Building and will promptly remove the same upon notice from Landlord.

E. Tenant shall not make noise (except that in connection with its initial tenant improvements Tenant shall perform or cause such work to be performed in such manner as to minimize any disruption to the other Tenants use and occupancy of the building and to minimize any disruption to such Tenant's business.), cause disturbances, create vibrations, odors or noxious fumes or use or operate any electric or electrical devices or other devices that emit sound waves or are dangerous to other tenants and occupants of the Building or can be felt, heard or experienced by other tenants or in common areas or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, or with the operation of roads or highways in the vicinity of the Building, and shall not place or install any projections, antennae, aerials, or similar devices inside or outside of the Premises.

F. Landlord may place reasonable restrictions on any cooking in the Premises.

G. Tenant shall not use the Premises: (a) for lodging, manufacturing or for any immoral or illegal purposes; (b) to engage in the manufacture or sale of, or permit the use of spirituous, fermented, intoxicating or alcoholic beverages on the Premises; (c) to engage in the manufacture or sale of, or permit the use of, any illegal drugs on the Premises; or (d) for any retail use.

H. No awning or other projections shall be attached to the outside walls or windows. No curtains, blinds, shades, screens or signs other than those furnished by Landlord shall be attached to, hung in, or used in connection with any window or door of the Premises. Existing window treatments shall remain in place.

I. No signs, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the Premises if visible from outside of the Premises.

J. Tenant shall not use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity without prior written consent of Landlord. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability for offices, and upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

K. Door keys for doors in the Premises will be furnished at the Commencement of the Lease by Landlord. Tenant shall not affix additional locks on doors and shall purchase duplicate keys only from Landlord. In the event of the loss of any keys so furnished by Landlord, Tenant shall pay to Landlord the cost thereof.

L. Tenant shall cooperate and participate in all security programs affecting the Building.

M. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured.

N. Tenant shall not make any room-to-room canvas to solicit business from other tenants in the Building, and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the Premises. Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same. Peddlers, solicitors and beggars shall be reported to the Management Office.

0. Except in connection with approved alterations and additions, Tenant shall not mark, paint, drill into, or in any way deface any part of the Building or Premises. No boring, driving of nails, or screws, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. Tenant shall not install any resilient tile or similar floor covering the Premises. The use of cement or other similar adhesive material is expressly prohibited.

P. Tenant shall not waste electricity or water and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning. Tenant shall keep corridor doors closed except when being used for access.

Q. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.

R. No smoking shall be permitted in any portion of the Building (including the Premises and all common areas within the Building). Landlord may also limit smoking in exterior areas to such location or locations as Landlord may designate from time to time. No sale or distribution of tobacco or tobacco products shall be permitted anywhere in the Building or on the Lot or any other facilities operated in connection with the Building or the Lot.

S. Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, any work outside of their regular duties, unless under specific instructions from the office of the Manager of the Building.

T. Tenant may request heating and/or air conditioning during other periods in addition to normal working hours by submitting its request in writing to the office of the Manager of the Building no later than 12:00 p.m. the preceding work day (Monday through Friday) on forms available from the office of the Manager. The request shall clearly state the start and stop hours of the "off-hour" service. Tenant shall submit to the Building Manager a list of personnel authorized to make such request. The Tenant shall be charged for such operation in the form of additional rent; such charges are to be determined by the Landlord.

U. Tenant covenants and agrees that its use of the Premises shall not cause a discharge of more than the gallonage per foot of rentable square feet per day of sanitary (non-industrial) sewage allowed under the sewage discharge permit for the Building. Discharges in excess of that amount, and any discharge of industrial sewage, shall only be permitted if Tenant, at its sole expense, shall have obtained all necessary permits and licenses therefor, including without limitation permits from state and local authorities having jurisdiction thereof.

V. Landlord may establish reasonable rules and regulations regarding the use of the roof deck located on the third floor of the Building, and provide for an orderly and reasonable method for the reservation of such space, which may include, if Landlord so elects, a reasonable charge therefor.

                                    EXHIBIT D

                        NOTICE OF TERM COMMENCEMENT DATE

To:     John A. Pirovano, as Trustee of the CC&F Cambridge Parkway Trust, and
not individually

Re: Lease dated __________, 200_ between John A. Pirovano, as Trustee of the CC&F Cambridge Parkway Trust, Landlord, and __________________, Tenant, concerning the Premises (as defined in the subject Lease) located at 55 Cambridge Parkway, Cambridge, Massachusetts.

Gentlemen:

        In accordance with the subject Lease, we wish to advise and/or confirm as follows:

        1. That the Premises and Landlord's Work have been substantially completed in accordance with the Lease with the exception of minor items which can be completed without material interference with Tenant, and the Premises and Landlord's Work have been accepted by Tenant.

        2. That the Tenant has possession of the subject Premises and acknowledges that under the provisions of the subject Lease, the Term Commencement Date is ________________.

        3. That in accordance with the subject Lease, the Rentable Floor Area of the Premises is ___________ rentable square feet, and Tenant's Pro Rata Share is ___________.

        4. That in accordance with the subject Lease, Annual Base Rent commenced to accrue on ____________, in the amount of $______________.

        5. Rent is due and payable in advance on the first day of each and every month during the term of said Lease.

"Tenant"

By:
        ---------------------------
        Its:
            ----------------------

                                    EXHIBIT E

                           TENANT ESTOPPEL CERTIFICATE

Ladies and Gentlemen:

This estoppel certificate and agreement ("Agreement") is furnished by __________ ("Tenant"), a _______________ organized under the laws of _______________, with a principal place of business of ____________________. Tenant understands that _____________________ ("Landlord") and _________________ are relying upon
Tenant's statements and agreements herein in connection with
________________________________.

The Tenant hereby represents and certifies to, and agrees with, Landlord and __________________ as set forth below:

        1. A true and complete copy of the Lease between Landlord and Tenant of premises at ________________________________________ including, if any, all amendments and modifications, is attached hereto as EXHIBIT A (the "Lease"). There are no side letters or other arrangements relating to the Lease or the Premises (as defined in the Lease).

        2. The Lease has not been assigned, amended or modified in any way, nor have the Premises been sublet in whole or in part, EXCEPT FOR THE FOLLOWING [if no exceptions are stated, there are
             NONE]:  _____________
             ___________________________________________________________________
             ___________________________________________________________________
             ___________________________________________________________________
             __________________________.

        3. The Lease is presently in full force and effect according to its terms and is the valid and binding obligation of Tenant. The Lease Term commenced on ____________________________. The Lease expires on ________________.

        4. Neither Tenant nor Landlord is in default under the Lease nor does any state of facts exist which with the passage of time or the giving of notice, or both, would constitute a default under the Lease, except for the following [if no exceptions are stated, there are
             NONE]:_____________________________________________________________
             _____________________________________________________________.

        5. All conditions under the Lease to be satisfied by Landlord as of the date hereof (including, without limitation, all work, if any, to be performed by Landlord in the Premises or the Property) have been satisfied, and all contributions, if any, required to be paid by Landlord under the Lease to date for improvements to the Premises have been paid EXCEPT AS HEREAFTER STATED [if no exceptions are stated, there are NONE]:
             ___________________________________________________________________
             _____________________________________________________________.

        6. Tenant is in possession of the Premises and is fully obligated to pay and is paying the rent and other charges due under the Lease and is fully obligated to perform and is performing all of the other obligations of Tenant under the Lease, except as hereafter stated [if no exceptions are stated,
             ___________________________________________________________________
             _____________________________________________________________.

        7. The Lease does not provide for any payments (including, without limitation, rent credits) by Landlord to Tenant which are presently due and payable, or which are due and payable in the future, EXCEPT AS HEREAFTER STATED [if no such payments or credits are stated, there are NONE]:
             ___________________________________________________________________
             __________________________.

        8. On this date, there are no existing defenses, offsets or credits which Tenant has against the enforcement of the Lease by Landlord, EXCEPT AS HEREAFTER STATED [if no exceptions are stated, there are NONE]:
             ___________________________________________________________________
             ___________________________________________________________________
             _____________________________________________________________.

        9. The Annual Base Rent being paid under the Lease is $_______________ per month ($_______________ per annum). EXCEPT AS HEREAFTER STATED, no rent has been paid more than one (1) month in advance of the due date and no security or other advance payments have been deposited with the Landlord [if no advance rents or security deposits are stated, there are NONE]:
             ___________________________________________________________________
             ___________________________________________________________________
             _____________________________________________________________.

        10. Tenant has no options, rights of first offer or rights of first refusal with respect to extension of the Term, expansion of the Premises, purchase of the Building or otherwise, EXCEPT AS HEREINAFTER STATED [if no exceptions are stated, there are NONE]:
             ___________________________________________________________________
             ___________________________________________________________________
             _____________________________________________________________.

        11. There are no actions, whether voluntary or otherwise, pending or threatened against the Tenant, or any guarantor of the Tenant's obligations under the Lease, pursuant to the bankruptcy or insolvency laws of the United States or any similar state laws. Tenant does not intend to and is not contemplating filing for bankruptcy.

        EXECUTED as an instrument under seal as of ___________________, _____.


                                       TENANT:

                                       By:
                                           ------------------------------------
                                           Name:
                                           Its:
                                           Hereunto Duly Authorized
                                           Date Executed by Tenant:
ATTEST:


---------------------------
Secretary/Clerk

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                          COMMONWEALTH OF MASSACHUSETTS

__________________, ss.                  ____________________, _____

Then personally appeared before me ___________________________, the ________________________________ of _________________________________, and
acknowledged the foregoing to be such person's free act and deed, as the ________________________ of ____________________________ and the free act and deed of said ___________________________ and made oath that the facts therein stated are true, accurate and complete.

                                       ----------------------------------------
                                       Notary Public
                                       My commission expires:

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                                    EXHIBIT F

             PRELIMINARY DESCRIPTION OF INITIAL TENANT IMPROVEMENTS

        Work shown on plans dated July 16, 2002 prepared by Burt Hill Kosar Rittleman Associates.

                                    EXHIBIT G

                       CONSTRUCTION RULES AND REGULATIONS


                              (Follows this page.)

                                    FINARD &
                                     COMPANY


                        CONSTRUCTION RULES AND REGULATION

                                Table of Contents


1.      Tenant Construction Rules and Regulations

2.      Deliveries and Elevator Schedule

3.      Insurance Guidelines

TENANT CONSTRUCTION RULES AND REGULATIONS

A.      GENERAL REQUIREMENTS

1. Tenant must submit Construction Documents (plans and specifications) to the Finard & Company Management Office for approval a minimum of two (2) weeks or the time period required under the lease document, whichever is longer, prior to commencement of the project.

2. Subject to the provisions of the Lease, Finard & Company reserves the right to approve and restrict any sub-contractor, contractor or employee for any trade performing work in the building. Subject to the provisions of the Lease, a pre-qualification statement must be submitted to Finard & Company for sub-contractors who have not performed work with Finard & Company within the last two (2) years or on jobs of comparable size and dollar value.

3. The contractor shall complete work without disruption from labor disputes and in harmony with other trades and union affiliations. All work to be performed shall be by union trades in accordance with local union rules and regulations, unless otherwise authorized in writing by Finard & Company.

4. Record of As-built drawings must be submitted within 30 days of the completion of the project.

5. Tenant must submit to Finard & Company the following items two (2) weeks prior to the commencement of the project (provided that items D and E shall be submitted one business day prior to commencement of Work authorized thereby):

        A.   Name of General Contractor/Construction Management Firm.
        B.   Subcontractor List for approval.
        C. Certificates of Insurance from general contractor and subcontractor in compliance with insurance guidelines. Tenant must be named additionally insured.
        D.   Copy of Demolition Permit (if Applicable).
        E.   Copy of Building Permit.
        F.   Copy of Long-Form or Fast-Tract Application to Building Department.
        G.   Construction Schedule.
        H. Project directory to include: name of firm, address, contact and telephone number.

6.      Tenant must submit Certificate of Occupancy at completion of project.

7. Tenant must schedule a project meeting with the Finard & Company construction coordinator two (2) weeks prior to commencement of project.

        Weekly or bi-weekly project meetings are required for major construction projects. The Finard & Company construction coordinator may attend meetings as deemed necessary. The construction coordinator must receive a copy of the minutes on a weekly basis.

8. Air balancing by contractor is required two (2) weeks before project is completed.

9.      Testing of sprinkler system and fire protection devices is required two
        (2) weeks prior to completion of major system upgrades and to obtain Certificate of Occupancy. For minor work, Tenant shall obtain approval of Building Inspector and deliver hydraulic calculations to Finard & Company prior to occupancy.

10. The Finard & Company design/engineering review team may inspect contractor work in progress for compliance with applicable code and building standards.

11. Finard & Company reserves the right to restrict life safety design (sprinkler and fire protection) to its approved design engineers.

12. All contractor work shall be performed in accordance with all applicable laws and codes, Cambridge Fire Department and Finard & Company Construction Guidelines.

13. Two hundred pound (200 lb) pressure test of sprinkler system is required two (2) weeks prior to completion of project. Sprinkler contractor test certificates are due to Finard & Company at that time.

14. Sprinkler contractor must provide five (5) sets of sprinkler drawings for major system upgrades for approval by the insurance company.

15. All questions should be referred to Finard & Company at, 55 Cambridge Parkway, Cambridge, MA 02142.

B.      SPECIFIC REQUIREMENTS

        Normal business hours are 7:00 a.m. to 7:00 p.m. Monday - Friday; 8:00 a.m. to 1:00 p.m. on Saturdays.

        1. The following work must be done on overtime, not during normal business hours.

    - Demolition above and below occupied space or which may cause disruption to other tenants in the building on other floors.

    -   Coring for electrical/telephone floor outlets above occupied space.

    - Oil based or "Polymyx" painting on occupied multi-tenant floors (Latex paint work allowed).

    -   Any work performed outside of project site.

    -   Gluing of carpet on occupied multi-tenant floors.

    - Shooting of studs into deck for mechanical fastening devices (allowed until 8:30 a.m.) under occupied floors.

    - Drilling into deck for mechanical fastening devices (allowed until 8:30 a.m.).

    -   Testing of life safety system and sprinkler tie-ins.

    - Coordination of deliveries requiring use of loading dock and freight elevator exceeding 1/2 hour.

    -   Deliveries via tractor/trailer trucks.

2.      Dollies and carts should be fitted with rubber wheels.

3. Dragging of ladders, dropping of material is to be avoided over occupied floors.

4. All work performed outside of project site must be coordinated with the property manager from the Finard & Company Management Office.

5. The contractor must submit a "Building Service Request Form" to Finard & Company to schedule the services listed below. Three days advance notice is required for approval. Emergency service may be provided with 24 hours notice.

        -    Freight elevator usage after hours.

        -    Sprinkler/life safety shutdown.

        -    HVAC shutdown.

        -    Access to site after normal business hours.

        -    Major deliveries and tenant relocations.

        -    Coordination with BTE or other building staff.

        -    Trash removal operation.

        -    Security detail.

        - Any work/activity not noted above or performed during non-business hours.

6. There is no contractor parking available at the loading dock. The loading dock is to be used for unloading equipment and materials only. Tenant shall have the use of ten (10) unreserved parking spaces for constructions workers of the management or supervisory level to use during construction of Tenant's Initial Tenant Improvements prior to the Term Commencement Date.

7. Tradespersons are not allowed on passenger elevators. The freight elevator must be used at all times to access or egress the work area. Construction workers should not use the emergency stairwells to access other floors unless an emergency situation arises or as approved by property management.

8. Demolition: Contractor must use hard plastic hampers to transport demolition debris from work floor to loading dock. Hampers cannot be left on the loading dock. Queue on the work floor while transporting debris.

9. Badges: Tradespersons must enter the building through the loading dock and obtain a contractor badge. The badge is to be worn daily, be visible at all times, and presented to security for access to project site.

10. Deliveries: Absolutely no deliveries will be allowed through the main lobby. Deliveries must be scheduled in advance with the Finard & Company Dockmaster to coordinate the use of the loading dock and the freight elevators. The delivery of sheet rock, light fixtures and other like material must be scheduled during non-business hours unless approved by property management.

11. Cleaning and Rubbish Removal: The contractor is responsible for leaving freight elevators and related work areas "broom clean". The contractor will incur costs for clean-up if areas are left dirty, including servicing of freight elevator for demolition debris not transported properly. Rubbish cannot be stored in the work area and must be disposed of on a regular basis.

12.     Waiver of Mechanics Lien will be required prior to all payments.

13. Contractor will post the building permit on a wall of the construction site while work is being performed.

14. Prior to demolition, if carpet is to remain in the suite, it is to be protected by a heavy plastic cover or removed, stored, and reinstalled upon completion of work.

15. Public area corridor and carpet is to be protected by plastic runners or a series of walk-off mats from the elevator to the suite under construction.

16. Contractor shall provide heavy plastic screening for dust protection and/or temporary walls of suitable appearances as required by Property Management to screen the construction site.

17.     Walk-off mats are to be provided at entrance doors.

18. No utilities (electricity, water, gas, plumbing) or services to the tenants are to be cut off or interrupted without first having requested, in writing, and secured, in writing, the permission of the Property Manager.

19. No electrical services are to be put on the emergency circuit, without specific written approval from the Property Manager.

20. When utility meters are installed, the contractor must provide the property manager with a copy of the operating instructions for that particular meter.

21. THE PROPERTY MANAGER WILL BE NOTIFIED OF ALL WORK SCHEDULES OF ALL WORKMEN ON THE JOB AND WILL BE NOTIFIED, IN WRITING, OF NAMES OF THOSE WHO MAY BE WORKING IN THE BUILDING AFTER "NORMAL" BUSINESS HOURS.

22. Contractors will be responsible for daily removal of waste foods, milk and soft drink containers, etc. to loading dock construction dumpster and will not use any building trash receptacles, but trash receptacles supplied to them.

23. Construction personnel are not to eat in the lobby or in front of Building nor are they to congregate in the lobby or in front of Building.

24.     There will be no radios on the job site.

25. All workers are required to wear a shirt, shoes, and full length trousers.

26. Protection of hallway carpets, wall coverings, granite and marble, and elevators from damage with masonite board, carpet, cardboard, or pads is required.

27. Public spaces, corridors, elevators, bathrooms, lobby, etc. must be cleaned immediately after use. Construction debris or materials found in public areas will be removed at the offender's cost.

28. There will be no smoking, eating, or open food containers in the elevators, carpeted areas, or public lobbies.

29.     There will be no yelling or boisterous activities.

30. All construction materials or debris must be stored within the project confines or in an approved lock-up.

31. There will be no alcohol or controlled substances allowed or tolerated. Individuals under their influence or in possession of such will be prosecuted.

32. Contractor shall post no signs without Property Manager's express approval which may be withheld for any reason.

33. Any work performed on base building systems (i.e., roofing, HVAC, glass curtain wall, etc.) that could impact existing warranties shall be coordinated with Property Manager prior to performing said work. If Property Manager stipulates that a certain company/subcontractor/vendor must be used in order to preserve a warranty, then Contractor shall comply.

34. Contractor shall supply Property Manager with a copy of all permits prior to the start of any work.

35. Contractors shall be permitted to use the janitor's sink for water supply on the floor(s) on which the construction occurs, however, contractors shall ensure that no drywall, mud, flammables or any other substance that could stop up the sanitary sewer system or be potentially hazardous, are put therein.

                        DELIVERIES AND ELEVATOR SCHEDULE

DOCKMASTER HOURS

        Monday thru Friday/6:00 a.m. to 4:00 p.m.

        Deliveries that require tractor trailers after the above hours will require that a dockmaster be present at current prevailing billable rates. A four (4) hour minimum labor charge is required.

NORMAL FREIGHT ELEVATOR HOURS OF OPERATION

        Monday thru Friday/8:00 a.m. to 4:00 p.m.

        During these hours deliveries of furniture, equipment, and construction materials that will occupy the elevator so as to preclude others from using it for longer than 1/2 hours, is not allowed.

        Deliveries of sheet rock or like materials will not be allowed during normal freight elevator operations. (You must make arrangements for exclusive use of an elevator for these purposes).

        All incidental deliveries, or minor moves between floors, of furniture or other equipment may be scheduled during the above hours of operation, on a first come first served basis.

TRASH REMOVAL OPERATION

        Monday thru Friday/5:00 p.m. to 10:00 p.m.

        During these hours the use of the elevators is limited to removal of building trash and the movement of service workers and their tools and equipment.

HOURS AVAILABLE FOR EXCLUSIVE USE OF FREIGHT ELEVATOR(S)

        Monday thru Friday/11:30 p.m. to 7:00 a.m.
        Saturday & Sunday/24 hours

        During the above hours of operation the freight elevators may be reserved for the exclusive use of a tenant or contractor. Reservations must be made a minimum of twenty-four hours prior to, but not more than two weeks in advance of service request date. Reservations are not confirmed until a properly approved "Building Services Request Form" is returned to you.

        No construction debris or materials are to be deposited in building compactors or open dumpsters not belonging to contractor.

        Major furniture deliveries require a Local 4 Elevator Constructor to operate service elevator. Cost for this person is a responsibility of the tenant.

        There is a four hour minimum labor charge for the elevator operator when after hours exclusive use is requested. Contact the Finard & Company Management Office for current rate charges.

                              FINARD & COMPANY LLC
                  VENDOR/SUBCONTRACTOR INSURANCE SPECIFICATIONS

1. General Liability coverage in the form of a Comprehensive General Liability policy or a Commercial Liability policy with the broad form CGL endorsement included in the coverage. The insurance company issuing said policy must be acceptable to Landlord.

2. The general liability in Item #1 must be on an OCCURRENCE BASIS with per occurrence and aggregate limits of liability of NO LESS than $3,000,000. This limit can be provided through a combination of a primary general liability policy and an umbrella liability policy or other multi-property "blanket" liability coverage. If there are any deductibles or self-insured retentions please state this.

3. Automobile Liability and Worker's Compensation Coverage must be in place.

4. The following MUST be named as additional insured as their interest may appear: Finard & Company, LLC, Trustees of CC&F Cambridge Parkway Trust and CC&F Riverside Place Limited Partnership.

5. Should any of the above described policies be canceled, not renewed, changed materially in amount of coverage or changed in insuring form, the vendor/subcontractor's insurance company will give 30 days prior written notice to Finard & Company.

Please note that Finard & Company's minimum requirements, as noted above and attached, in no way restrict your liability for any claims in excess of your policy limits.

               INSURANCE SPECIFICATIONS FOR CONSTRUCTION PROJECTS

CERTIFICATE OF INSURANCE

The Contractor and each Sub-Subcontractor shall maintain at all times during the performance of the Work (with the exception of Completed Operations - Products Liability insurance which must be provided, to the extent reasonably available, for a period of two (2) years after Final Completion of the Work), and to pay for the following kinds of insurance, written for not less than the limits of liability set forth below or any limits required by law, whichever is greater.

KIND OF INSURANCE                                           AMOUNT
-----------------                                           ------
a.      Workers' Compensation, including an "all states     Statutory
        Endorsement".

b.      Employer's Liability                                $500,000 each accident $500,000
                                                            disease policy limit; $500,000 disease
                                                            each employee

c.      Commercial General Liability including Blanket      $3,000,000 bodily injury and
        Contractual Liability, Employees as Additional      $3,000,000 property damage
        Insureds, Completed Operations Products             combined single limit per occurrence
        Liability and providing coverage for explosion,     and annual aggregate $3,000,000
        collapse and underground property damage            personal injury
        hazards, Premises Medical Payments and
        Incidental Medical Malpractice, Broad Form
        General Liability Endorsement, Personal Injury
        Liability, and Broad Form Property Damage
        Endorsement.

d.      Comprehensive Automobile Liability (covering        $3,000,000 bodily injury each person
        all owned, non-owned or hired vehicles).            and property damage each accident;
                                                            $3,000,000 bodily injury each
                                                            accident.

e.      Umbrella for Subcontractors                         $4,000,000 Required if General Liability,
                                                            bodily injury or combined totals are less
                                                            than $2,000,000.

        Umbrella for General Contractor                     $10,000,000 Required if General
                                                            Liability, bodily injury or combined
                                                            totals are less than $10,000,000.

f. This insurance shall require provision of no less than thirty (30) days prior written notice of cancellation or material change sent by registered mail to the Architect, the Owner, the Landlord, and all other additional insureds under such insurance. The insurance required herein must be issued by responsible companies qualified to do business and in good standing in Massachusetts with an A.M. Best Company rating of A:XI or the highest other rating as may be required of Landlord by any mortgagee from time to time, or better.

g. All such insurance to be written by responsible companies, qualified to do business and in good standing in Massachusetts with a Best's insurance rating of A:XI or the highest other rating as may be required from time to time, or better, providing for notice at least 30 days prior to cancellation or renewal and naming as additional insureds:
        Finard & Company LLC, Trustees of CC&F Cambridge Parkway Trust, CC&F Riverside Place Limited Partnership, the architect, the tenant and all others as may be required.

INDEMNITY AGREEMENT

        The contractor agrees to indemnify and hold harmless Finard & Company, LLC, Trustees of CC&F Cambridge Parkway Trust, and CC&F Riverside Place Limited Partnership, its officers, employees, servants, and agents from and against any and all liability, loss and expense resulting from personal injury, sickness or disease, destruction of property, including the loss of use thereof, arising in while or in part, by reason of, or in any way resulting from operations under this contract, whether such operations be by said contractor or by any sub-contractor or any one directly or indirectly employed by either of them. Compliance by the contractor with the insurance provisions hereof shall not relieve contractor from liability under this provision.

LOSS OF DAMAGE TO CONTRACTOR'S PROPERTY

        All property of any kind, owned, hired or supplied by the contractor or any subcontractor, their employees, servants or agents not intended to be incorporated into or made a part of the work to be performed under this contract shall be at the sole risk of the respective contractor, subcontractor or their employees, servants, or agents.

SUBCONTRACTORS

        The contractor shall require all of the subcontractors to provide minimum insurance coverage as is indicated herein to protect the contractor from claims resulting from any and all operations under this contract and any deficiency in the coverages or policy limits of said subcontractor's insurance shall be the sole responsibility of the contractor.

MAJOR CONTRACTORS

        Umbrella coverage is required for limits as indicated herein.

                                    EXHIBIT H

                      MINIMUM TENANT IMPROVEMENT STANDARDS

                               (Follows This Page)

                              55 CAMBRIDGE PARKWAY
                                  CAMBRIDGE, MA


                      MINIMUM TENANT IMPROVEMENT STANDARDS

                                  APRIL 3, 2002

                                Table of Contents

I.      Minimum Tenant Improvement Standards

        A.   Architectural
        B.   Heating, Ventilating, Air Conditioning (HVAC)
        C.   Electrical
        D.   Plumbing and Sprinkler Systems
        E.   Fire Suppression, Detection, and Alarm Systems
        F.   Communication Systems

I.      MINIMUM TENANT IMPROVEMENT STANDARDS
        (To be part of the Tenant Improvement allowance.)

        A.   ARCHITECTURAL

             1.     Partitions
                    a. Typical interior office partitions shall consist of one layer of 5/8" gypsum board on each side of 2-1/2" steel channel studs at 16" on center with sound insulating material.
                    b. Office partitions shall be carried to 3" above finished ceiling.
                    c. Typical demising walls shall be the same as above except that they will be carried to underside of structural slab and must be 1-hr fire rated gypsum wallboard Type X.

             2.     Doors, Frames, Hardware
                    a. On multi-tenant floor, entrance door will be 3'x8' solid core wood casement door with glass panel.
                    b. All interior wood doors shall be solid core, flush design, 1-3/4" thick with paint grade birch face veneers. Interior doors shall generally be 3'-0" wide and 7'-0" in height.
                    c. Frames shall be 18-gauge hollow metal knock-down type with factory applied primer to be field painted.

             3.     Hardware
                    a. All interior doors shall have heavy duty bronze latch sets with lever type handles.
                    b. All building corridor doors shall have locksets in matching finish and door closers as required.
                    c.    Lock and latch seats shall be Sargent or equal.
                    d.    Hinges shall be Stanley or equal.

             4.     Ceramic Tile
                    a.    Toilet room walls will be tiled full height on three
                          (3) walls (except below lavatory counters). One (1) accent wall to be detailed with vinyl wallcovering. Toilet room vestibule walls will be painted. Toilet room floors will be tiled.
                    b. Floor tile will typically be 2" square units unglazed ceramic tiles.
                    c.    Marble saddles will be installed at door openings
                          where ceramic tile abuts resilient flooring.
                    d.    Wall tile will typically be 4-1/4" x 4-1/4" bright
                          glazed cushion-edge units covered at base and bull nosed at exposed edges. All colors will be as selected. All toilet spaces shall be of the same color throughout the building. All tile, wall and floor, will be thinset.

             5.     Floor Covering

                    a. 28-ounce commercial grade carpet altered directly to substrate will be installed through office floor areas. Allow $21.25 per square yard.

             6.     Finished Ceilings
                    a. Ceilings in office spaces shall be suspended 2'x2' regular edge acoustic lay-in ceiling tiles as manufactured by US Gypsum, color white, pattern Frost. Suspension T-bar 15/16" DX for Shadowline (SL) tile. Ceiling height of office space shall be approximately 8'6" above finished floor.

             7.     Wall Finishes and Miscellaneous Painting
                    a. Masonry, plaster, drywall and similar surfaces in public and tenant areas requiring painting shall receive one base coat and two coats of latex paint.
                    b. All exposed metal surfaces not factory finished shall receive one coat of enamel undercoat and one coat of semi-gloss alkyd enamel over factory prime coat. Factory primed metal shall receive two coats of semi-gloss alkyd enamel.

             8.     Fireproofing
                    a. Coating of approved fireproofing material to be applied to specified structural steel members.
                    b. Firesafe all penetrations with approved fireproofing material.

             9.     Wall Base
                    a. Base shall be 4-inch vinyl cove base adhered directly to paint GWB.

        B.   HEATING, VENTILATING, AIR CONDITIONING (HVAC)

             1.     HVAC Conditioning Criteria
                    a.    Heating Season
                          - Occupied Period: Temperature - 72F (+/- 3F at the thermostat) and Humidity: N/A.
                          - Unoccupied Period: Temperature - 60F (+/-SF at the thermostat) and Humidity: N/A.
                    b.    Cooling Season
                          - Occupied Period: Temperature - 74F (+/- 3F at the thermostat) and Humidity: 50 - 60% RH
                          -   Unoccupied Period - HVAC system off
                    c.    HVAC "Occupied" Operating Schedule:
                          -   8:00 am to 6:00 pm - Mon - Fri
                          -   8:00 am to 1:00 pm - Saturday
                    d.    HVAC Background Sound Level: 35 (+/-5) N.C.

             2.     HVAC Design Guidelines

                    a.    VAV Box Quantity
                          - Tenant standard provides one VAV box (zone) per 1,000 SF of carpetable floor space (including elevator lobby, bathrooms, and any other air conditioned spaces).
                          - Interior areas should be equipped with VAV boxes while perimeter areas will be furnished with series-type fan-powered VAV boxes with electric heat.
                    b.    Total VAV Supply Air Quantity
                          1) Total connected VAV box capacity for the whole tenant fit-up shall not exceed 1.5 CFM/GSF, without explicit approval of building owner. Air supply quantities should be calculated based on 55F supply air temperature at the diffuser.
                          2) The VAV systems in the building operate to maintain a constant 1.0" static pressure in the supply duct at the fan room wall. When designing tenant HVAC systems, the designer should size all system components and ducts to work within this static pressure limitation.
                    c.    Supplemental Cooling
                          1) Any 24-hour cooling loads or high density loads (computer rooms) installed after April 2002, will be cooled with water cooled units connected to the tenant condenser water system. Tenants shall pipe from their HVAC equipment to the building risers located in the westend of the building
                          2) Water-cooled units should be selected to use 105F EWT with a 1 OF rise with 30% ethylene glycol. Pressure drop at the unit should be kept to a minimum, and in no case should it exceed 10 P SIG (including head pressure control valve). The water-cooled condenser shall be equipped with a balancing valve with gauge ports (e.g. circuit setter). Provide 2-way head pressure control valves. In addition, provide pressure gauges at the unit and at the condenser water mains near the shaft.
                          3) Supplemental AC units installed above ceilings shall incorporate a secondary drain pan with hi-level cutout switch.

             3.     HVAC Construction Standards
                    a.    Ductwork and Air Distribution Equipment
                          1) Sheet metal Ductwork: Ductwork construction shall conform to SMACNA's standards for low-pressure duct construction. Ductwork between the existing fan rooms and the Variable Air Volume (VAV) boxes shall be constructed to standards acceptable for systems operating at positive static pressure of 4" WC. Ductwork between the VAV boxes and the air diffusers shall be constructed to standards acceptable for systems operating at positive static pressure of 2" WC. Ductwork associated with the inline conference room exhaust fans shall be constructed to standards acceptable for systems operating at positive static pressure of 0.5" WC. Sheet metal ducts shall be constructed of galvanized sheet steel complying with ASTM A 527, lock-forming quality, and with G 90 zinc coating in accordance with ASTM A 525 unless specified otherwise. Refer to applicable SMACNA's Standard for gauge and methods of construction. All new and existing supply air ductwork shall be sealed with 3M's EC-800 sealant (or equal).
                          2) Flexible Ductwork: Flexible ductwork shall be polyester core with corrosion-resistant helical wire reinforcing, 3/4" fibrous glass insulation with elastomer-coated glass mesh outer covering with aluminum film vapor barrier, and shall meet requirements of NFPA90A and UL-181. Maximum ASTM E-84 fire hazard ratings shall be 25 flame-spread, 50 fuel-contributed and 50 smoke-developed. Furnish by Wiremold, Clevaflex, or approved equal. Use of flexible ductwork shall be limited to connections to VAV boxes and diffuser inlets. Lengths shall be limited to 4 feet, max.
                          3) Fire Dampers: Provide Type B, spring-loaded, curtain-type, UL-rated automatic fire dampers, installed in accordance with NFPA 90 A, wherever an air duct penetrates a firewall, fire-rated partition or floor. Provide access door for each fire damper.
                          4) Volume Dampers: Provide manual adjustable volume dampers with indicating and locking quadrants for air balancing system. Provide dampers where shown on Drawings, at take-offs to diffusers, and where requested by the Balancing Subcontractor.
                          5) Diffusers, Registers and Grilles: Provide supply, return, and exhaust air diffusers, registers, and grilles of size and type indicated on plans. Coordinate finish and frame with ceiling construction. Coordinate color and location with Architect. Supply, return, and exhaust outlets shall be furnished with opposed blade volume dampers operable from the front. Ceiling diffuser shall be equal to Tuttle & Bailey "RC" or equal.
                          6) Acoustic Duct Lining: Provide 1" thick acoustic duct lining in all ductwork associated with ceiling exhaust fans and as specified above. Lining shall be rated for air velocities up to 2,000 FPM by Certain teed, Owens Corning, Knauf or approved equal. Lining shall be flexible fiberglass, black, and mattfaced, having a density of 2 pounds per cubic foot. Duct liner shall be installed without interruptions, using 100% coverage of adhesive and mechanical fasteners on 12" centers.
                          7) Duct Insulation: Provide duct insulation on all supply air ductwork from the fan room wall to the beginning of all diffuser flex connections. Insulate supply ducts with 1-1/2" thick fiberglass duct wrap, with foil-kraft flame resistant vapor barrier. Insulation density shall be 3/41b/CF and maximum K-factor shall be
                                0.30 @ 75F.
                          8) Water Piping: For tenant condenser water systems, provide copper piping, Type L, with 95/5 solder rated for 150 psig working pressure. For condensate, provide copper, Type DWV, with soldered joints. Provide dielectric fittings to connect different piping materials.
                          9) Valves: Provide bronze-body, standard port ball valves for water piping 2" and under. Provide butterfly valves for pipe sizes above 2". All valves shall have a minimum pressure rating of 150 psig. Provide "circuit setter" type balancing valves for all hydronic end-devices. Valves shall be bronze body construction with TFE seat rings.
                          10) Pipe Hangers and Supports: Provide clevis hangers, pipe covering saddles and shields, and pipe clamps, hanger rods, expansion shields, beam clamps, anchors, guides, and all other miscellaneous steel and hardware as required for a complete installation. Hanger rods shall be fully threaded and hot-dipped galvanized.
                          11) Piping Insulation: For condensate piping, provide 1/2-inch thick fibrous glass insulation with factory-applied, fire-retardant vapor barrier jacket by Owens Corning, Certain-Teed, Manville or approved equal. Maximum ASTM E-84 fire hazard ratings shall be 25 flamespread, 50 fuel-contributed and 50 smoke-developed.
                          12) Sleeves and Penetrations: All pipes passing through floors, fire-rated walls and partitions shall have Schedule 40 galvanized steel sleeves packed with heavy density fiberglass and sealed as required to maintain fire rating. Sleeves through non-rated partitions shall be 26 gauge-galvanized steel packed with oakum, silicate foam, or mineral fiber with an approved sealant.
                          13)   Variable Volume Boxes: Provide
                                factory-fabricated and tested air terminals as indicated, by Environmental Technologies, Corp., or Titus Products Div. Maximum total pressure drop across VAV box shall be less than or equal to 0.15" WC at design airflow. VAV boxes shall be installed with a minimum straight run of duct on the inlet side equal to three times the inlet diameter of the VAV box.

                                Install VAV boxes so that there is adequate room on all sides to service the internal mechanisms and the externally mounted controls. Fan-Powered boxes shall be furnished with filter frames and 2 filters First filter shall be installed with box at time of construction. HVAC Contractor shall install second filter prior to the start of the Balancing work. Provide VAV box with DDC controller and electric actuator. If VAV box is fan-powered, fan shall be powered by permanent split capacitor motor mounted in vibration isolators. Motor shall operate at 277 volts. Provide fan speed control for adjustment by the Balancing Contractor.
                          14) Inline Exhaust Fans: Provide inline exhaust fans by Cook, Penn Ventilator Co., Greenheck, or approved equal. Fans shall be designed for concealed inline applications. Housing shall be galvanized steel lined with acoustical insulation. Make final connections between ductwork and exhaust fan unit with flexible connector. Unit shall include motor suitable for operation on 110 Volt, single phase, 60 Hz power. Furnish remote solid-state fan speed control and wall plate capable of controlling fan speed from full speed to off.
                          15) Testing, Adjusting, & Balancing: Testing, Adjusting, and Balancing (TAB) shall be performed by an independent TAB agency. The TAB agency shall be the single source of responsibility to test, adjust, and balance the building Mechanical systems identified herein. Services shall include checking installations for conformity to design, measurement and establishment of the fluid quantities of the Mechanical systems as required to meet design Specifications, and recording and reporting the results. Test, adjust, and balance the following Mechanical systems: VAV supply air systems, Exhaust air systems, toilet Exhaust system, and Supplemental AC Units.

        C.   ELECTRICAL

             1. The design of the electrical systems will be based on the following State and Local Codes and Regulations:
                    a.    MEC (1999) - Massachusetts Electrical Code
                    b.    NEC (1999) - The National Electrical Code
                    c.    NFPA 101 (2000) - The Life Safety Code
                    d. Local Agencies - Cambridge Fire Department, Cambridge Building Department, etc.
                    e.    Massachusetts Energy Code
                    f.    Massachusetts State Building Code - Latest Edition

             2. Tenant Distribution - Normal Power: Lighting and office power shall not exceed 9 Watts per square foot connected load and shall be taken from the existing GE bus duct riser system via the existing East and West tenant distribution panel system (landlord shall be responsible for upgrading existing tenant distribution panel system and electric rooms to meet Electric Code requirements.) New circuit breakers provided by tenant shall match existing in manufacturer and interrupting rating. All new circuit breaker panels shall be "G.E." bolt on door-in-door construction and shall be of at least 150-Amp, 42-circuit capacity and be provided by tenant. All 3-Phase motors shall be served from circuit breaker type motor control centers. Tenant-provided three-Phase motors, pumps and fans will be rated at 480-Volts. All wiring will be in conduit, except lighting and receptacle branch circuits, normal power only, where hospital grade armored clad cable (AC)/MC shall be used.

             3. Wiring Devices: Provide one (1) duplex receptacle in corridors, 40'-0" on center. Material installed shall be of specification grade and equipped with self grounding yoke, i.e. receptacles, switches and devices, such as:

                                                         Hubbell     Arrowhart
                                                       -------------------------
                           Duplex Receptacle              #5362        #6362
                           Single Pole Switch             #1991        #1891
                           Three Way Switch               #1993        #1893

             4. Branch Circuit Criteria: General Lighting 120-Volt lighting will be limited to 1500 Watts per 20-Amp Single-Phase circuit. 277-Volt lighting will be limited to 3600 Watts per 20-Amp Single-Phase circuit. Switch control will be provided for each room, meeting Energy Code requirements for switching. All dimmer switches, where required, will be rated for 1500-Watts minimum. Receptacles - Convenience receptacles for general use, such as Office Areas, Lounges, Lobbies, etc. will have a maximum of six (6) duplex receptacles per 20-Amp Single-Phase circuit.

             5.     Lighting System
                    a. Type of Lighting Fixtures (fluorescent as manufactured by Day-Brite): 2x2 9Cell Parabolic Fixtures: Offices, Conference Rooms and Corridors; Lensed Fluorescent
                          Fixtures: 2x2, 2x4, 1x4, Rest Rooms and Maintenance Rooms; Fluorescent Downlight Fixtures (as manufactured by Capri): Lobbies, Entrances and Waiting Rooms; Exterior Lighting: Metal Halide
                    b.    Fluorescent lighting shall be rated for 277-Volts.
                    c.    Lamps shall be T-5 type with energy saving ballasts.
                    d. Minimum foot-candle levels recommended for tenant spaces are as follows:
                           Corridors              20 F.C.
                           Lobby                  20 F.C.
                           General Office         50 F.C.
                           Toilets                20 F.C.

                           Waiting Area           30 F.C.
                          (For a 6,000 square foot space, this shall equate to eighty (80) light fixtures.)

                    e. Conduit and Cable: All wiring will be in conduit, except branch circuit wiring (20-Amp, Single-Phase) for lighting and receptacle (normal power only), which could be Hospital Grade armored AC/MC Cable.

             6.     Type of Conduits:
                    a.    Branch Circuits: EMT, AC/MC Cable
                    b.    Feeders: EMT/RG/IMC
                    c.    Low Voltage System:    Conduit Stubs or Conduit System
                    d.    Fire Alarm System:     EMT with red-painted couplings
                                                 and box covers

                    2) Cable:
                    - Feeders:    XHHW, THWN
                    - Branch Circuits:  THHN, XHHW
                    3) All cable shall be 600-Volt, single conductor copper.

             7. Emergency System: Illuminated exit signs shall be provided at each egress door from leased space as required by Code, and shall be self-contained battery type or powered from tenant supplied central battery system. Additional emergency egress lighting within tenant spaces shall be provided as required by Code and shall be of the battery-type.

             8. Fire Alarm System: New smoke detectors will be provided in all Corridors (30 feet on centers), Electrical Rooms and Telephone Rooms. New "ADA" strobe audio/visual devices will be installed throughout at one unit per 500 square feet. All fire alarm devices shall match the building fire alarm system, and shall be tested by the Landlord's alarm company of record. Booster panel(s) shall be provided for new audio/visual devices and connected to building Fire Alarm System. Manual pull stations shall be provided at all outdoor egress doors.

        D.   PLUMBING AND SPRINKLER SYSTEMS

             1. Codes, Rules and Regulations: All work shall comply with all state and local codes and requirements

             2. Flushing, Testing and Chlorinating: All flushing, testing and chlorinating required by code shall be performed. Licensed plumbers shall perform all such testing. All test wastes shall be disposed of in a manner approved of by the Landlord.

             3. Materials: All materials shall be new, suitable for the intended use and permitted by code. Code requirements shall be the minimum standard. Where this document requires stricter standards, this document shall prevail.

             4.     Piping, Fittings & Joints
                    a. Water: Type "L" copper tubing with cast brass or wrought copper fittings. Joints shall be made with lead free, State Board approved solder.
                    b. Soil, Waste & Vent: May be same as for Water, except urinal wastes, or: No-Hub cast iron soil pipe and fittings. Joints shall be made with CISPI couplings with neoprene gaskets and stainless steel clamps

             5. Water Valves: Two or three piece, bronze bodied, stainless steel ball, full port, ball valves with threaded ends and solder adaptors. WOG working pressure of 150 psi.

             6. Fixtures: All fixtures shall be new, suitable for the intended use, energy and water conserving (water closet flush valves at 1.6 gpf, urinal flush valves at 1.0 gpf, shower heads at 3.0 gpm or less and lavatory faucets at 0.25 gallons of hot water per cycle).

             7.     Building Systems Tenant Connections
                    a. Cold Water: Water supply connections are available at the toilet cores on each floor. Valved and capped connections are provided to permit Tenant connections to be easily made. Tenants shall leave full line-size valved and capped connections at the point of connection to Landlord systems for other Tenants future use.
                    b. Soil/Waste/Vent Connections: Available at the toilet cores on each floor. Capped connections are provided to permit Tenant connections to be easily made. Tenants shall leave full line-size valved and capped connections at the point of connection to Landlord systems for other Tenants future use.
                    c. Hot Water: Tenant hot water will be provided by the Tenant, by means of electric hot water heaters. Water heaters shall be equipped with "Safe Waste" pans and drain piping. Safe Waste drain piping shall be connected by indirect means into the Sanitary system.

             8.     Tenant Area Wet Pipe Sprinkler Systems:
                    a. Sprinkler piping systems in tenant areas are to be designed not to exceed the number of sprinkler heads that exist in the space to be renovated.
                    b. If additional sprinkler heads are required to be connected to existing sprinkler piping the tenant's fire protection contractor shall verify that the existing piping can support demands generated by the additional sprinkler heads.
                    c. New sprinkler heads are to be concealed type with white cover plates similar to Reliable Model G4A quick response concealed sprinkler.

                    d. All pipe, fittings, hangers, devices and design are to be in accordance with the requirements of the Massachusetts State Building Code.

        E.   FIRE SUPPRESSION, DETECTION, AND ALARM SYSTEMS

             1. CODES, RULES AND REGULATIONS: All work shall comply with all state and local codes and requirements. Code requirements shall be the minimum standard. Where this document requires stricter standards, this document shall prevail.

             2.     INSTALLATION:
                    a. Shutdowns: The Fire Protection Subcontractor shall work with the Owner in maintaining integrity of all fire protection systems in the building including those on floors not under renovation. Coordinate and minimize any and all shutdowns. Shutdowns of existing systems shall be scheduled well in advance with the Owner to occur at the Owner's convenience. In no case shall the fire protection system be shut down during the off hours of the work day without a fire watch. The system shall be returned to its normal operating condition at the end of each work day.
                    b. Demolition: The Fire Protection Subcontractor shall perform all of the work involved in shutting down the existing system, cutting existing piping, disconnecting existing devices and related equipment, and plugging existing piping for removal from the building. The fire protection contractor shall cut or otherwise disconnect existing piping which is scheduled to be removed.
                    c. Testing: Sprinkler system shall be tested to a hydrostatic test of 200 psi for two (2) hours in accordance with NFPA as a minimum testing requirement. Existing systems shall be tested to the extent of new work added shall require. All testing of existing systems shall comply with NFPA Standards as the minimum. All electrical alarm devices are to be tested and adjusted in conjunction with the Electrical and/or Fire Alarm Subcontractors. Testing or retesting and adjustment of these devices shall be at no additional cost to the Owner. Testing and adjustment shall be as required until these devices are performing as an integral part of the total alarm system as specified for that part of the work.
                    d. Filling of Systems: Care shall be exercised in placing the sprinkler system in operation and/or introducing high pressure water into the fire protection piping systems. Open valves slowly and maintain watch for leaks in all systems for minimum of one (1) entire work day. Any leaks developed shall be repaired under this Contract, at no extra cost to the Owner

             3. Emergency System: Illuminated exit signs shall be provided as required by Code, and shall be self-contained battery type or powered from tenant supplied central battery system. Emergency egress lighting within tenant spaces shall be provided as required by Code and shall be of the battery-type.

             4. Fire Alarm System: New smoke detectors will be provided in all Corridors (30 feet on centers), Electrical Rooms and Telephone Rooms. New "ADA" strobe audio/visual devices will be installed throughout as required. All fire alarm devices shall match the building fire alarm system, and shall be tested by the Landlord's alarm company of record.

        F.   COMMUNICATION SYSTEMS

             1. The following is contact information for telecom providers interested in providing service to the building:

                     Company        Representative         Telephone Number
                     -------        --------------         ----------------
                     Verizon        Ms. Maggie MacDonald   (781) 939-3584
                     AT&T           Mr. John Lockner       (617) 476-4965
                     MCI Worldcom   Mr. Fred Schuler       (781) 902-6416
                     NEON           Mr. Vin Manoli         (508) 616-7835

             2. The telephone/data system will consist of pull strings from the outlets to above ceiling space and two-gang telephone/data back box with a single gang faceplate.
             3. All communications cabling and termination hardware shall be supplied by tenant.
             4. The tenant is responsible for providing room(s) within tenant space for the location of electronic equipment and the termination of all station and backbone cabling.
             5. The tenant will provide conduit from base building telephone room to tenant space.
             6.     The building standard will be CAT 5e.
             7. The base building riser closets shall not be used by tenant for the termination of station cabling or tenant equipment.

                                    EXHIBIT I

                             CLEANING SPECIFICATIONS

A.      Office Area: None

B.      Lavatories: None

C.      Main Lobby, Elevators, Building Exterior and Corridors

        Daily:      (Monday through Friday, inclusive, legal holidays excepted.)

        1.      Sweep and wash all floors.

        2.      Wash all rubber mats.

        3. Clean elevators, wash or vacuum floors, wipe down walls and doors.

        4.      Spot clean any metal work inside lobby.

        5.      Spot clean any metal work surrounding Building entrance doors.

        Monthly: All resilient tile floors in public areas to be treated equivalent to spray buffing.

D.      Window Cleaning

        Windows of exterior walls will be washed quarterly.

                                    EXHIBIT J

                                  STACKING PLAN

                               (follows this page)

Set forth below is the legend for the Stacking Plan:

        1. Space designated with the letters "FOS-E" is First Offer Space, currently subject to an Existing Lease.

        2. Space designated with the letters "FOS-NE" is First Offer Space, not currently subject to an Existing Lease.

        3. Space designated with the letters "FOS-E1" is First Offer Space comprising the 5,997 s.f. on eighth floor west referred to in Section 2.6 as space not currently subject to an Existing Lease but subject to a first offer right granted to an Existing Tenant.

        4. Space designated with the letters "SPECIAL" is the Special First Offer Space, comprising approximately 8,167 s.f. on fifth floor east and the entire fourth floor east referred to in Section 2.6.

        5. Space designated with the letters NO is not First Offer Space (subject to the provisions of the first paragraph of Section 2.6 in the case of space designated NO on the first floor (east), third floor (east) and eighth floor (east).

                                    EXHIBIT K

                                      SNDA

                               (follows this page)

                                    EXHIBIT L

                              INTENTIONALLY OMITTED

                                    EXHIBIT M

                              APPROVED CONTRACTORS

1. Creative Office Pavilion           Office Furniture
   One Design Center  - Suite 734
   Boston, MA   02210
   Scott Peckham - 617.956.4146

2. H Perron
   448 Waverly St                     Locksmith
   Framingham, MA 01702
   John Perron - 508.875.3744

3. Systematics, Inc
   80 Lyman St                        High Density Filing
   Northborough, MA 01532
   Dan Clifford - 508.393.9100

4. Team AVS
   5 Alexander Road                   Security
   Billerica, MA 01821
   Andrew Abramowicz - 978.663.2222

5. Cranshaw Construction
   2310 Washington St                 Construction Manager
   Newton Lower Falls, MA 02462
   Mark Fitzgerald - 617.965.7300

6. Corporate Communication Services
   12 Park Street Suite 11            Tel / Data Cabling
   Webster, MA 01570
   Tom Sullivan - 1.800.345.2250

                                     - 102 -